                                                                     Exhibit A

                  STOCK PURCHASE AGREEMENT, dated as of October 16, 1997, by and among THE HE-RO GROUP, LTD., a Delaware corporation ("He-Ro"), VASILIKI DELLA PASVANTIDOU ROUNICK an individual residing at 15 West 53rd Street, New York, New York 10019 ("Rounick") (to the limited extent provided herein), NAH-NAH COLLECTION, INC., a New York corporation ("Nah-Nah"), and HONG J. HAN an individual residing at 12 Timberline Drive, Alpine, New Jersey 07620 ("Han") (to the limited extent provided herein).

                                    RECITALS

                  WHEREAS, Han is the sole stockholder of Nah-Nah;

                  WHEREAS, Han desires to sell all of the outstanding shares of common stock of Nah-Nah, no par value (the "Nah-Nah Common Stock") to He-Ro upon the terms and conditions set forth herein;

                  WHEREAS, as consideration, He-Ro will issue to Han that number of shares of common stock of He-Ro, par value $.01 (the "He-Ro Common Stock"), such that after the consummation of the transactions contemplated by this Agreement, Han will own directly or indirectly 44% of the issued and outstanding common stock of He-Ro inclusive of all outstanding options and warrants to purchase common stock of He-Ro exercisable as of the Closing Date (as such term is defined herein);

                  WHEREAS, Rounick as executrix of the estate of Herbert Rounick (the "Estate"), desires to sell to Han and Han desires to purchase from the Estate, all of the obligations due and owing from He-Ro to the Estate (the "Rounick Debt"), except for $1,000,000 in principal of such obligations, which Rounick desires to retain (the "Retained Rounick Debt"), all on the terms and conditions set forth in an agreement to close contemporaneously with the Closing hereunder among Rounick, He-Ro and Han (the "Rounick Debt Agreement");

                  WHEREAS, contemporaneously with the Closing hereunder, Han will acquire all of the obligations due and owing from He-Ro to the Junior Bank Group (as such term is defined herein) and all collateral therefor (the "Junior Debt") under the Fourth Amended and Restated Revolving Credit Agreement dated as of May 15, 1995, by and among He-Ro and the Junior Bank Group (the "Junior Debt Agreement" which term includes any and all present and future amendments thereto) on the terms and conditions set forth in an agreement to close contemporaneously with the Closing hereunder between Han, He-Ro and the members of the Junior Bank Group (the "Junior Bank Group Debt Purchase Agreement:

                  WHEREAS, contemporaneously with the Closing hereunder, He-Ro and Nah-Nah will obtain the consent to enter into this Agreement from Foothill Capital Corporation (the "Senior Lender") as required under the Loan and Security Agreement dated as of May 12, 1995, by and between He-Ro and the Senior Lender (the "Senior Debt Agreement" which term includes any and all present and future amendments thereto), or
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secure alternative financing to refinance the principal and accrued interest then due and owing to the Senior Lender (the "Senior Debt") under the Senior Debt Agreement;

                  NOW THEREFORE, in consideration of the premises and of the mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:


                                    ARTICLE I
                          SALE AND PURCHASE; SCHEDULES

                  SECTION 1.1 SALE AND PURCHASE OF NAH-NAH COMMON STOCK. Upon the terms and subject to the conditions hereof, at the closing provided for in
Section 1.3 (the "Closing"), He-Ro shall purchase and acquire from Han and Han shall sell, assign, transfer, convey and deliver to He-Ro free and clear of all Liens, the Nah-Nah Common Stock.

                  SECTION 1.2 CONSIDERATION. Upon the terms and subject to the conditions hereof, at the Closing He-Ro shall issue and deliver to Han the He-Ro Common Stock free and clear of all Liens.

                  SECTION 1.3 CLOSING. Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated hereby (the "Closing") shall take place at 10:00 a.m., local time, at the offices of Baer Marks & Upham LLP, 805 Third Avenue, New York, New York 10022 or at the offices of the Senior Lender or the substitute senior lender, or at another mutually acceptable location, no later than the fifth business day following the satisfaction or waiver of the conditions specified in Article V (the "Closing Date").

                  SECTION 1.4 FINAL SCHEDULES; EXHIBITS; FINANCING LETTER. (a) The validity of this Agreement is subject to the delivery by the parties hereto on or before October 31, 1997 (the "Schedule Delivery Date") of: (i) the Schedules required to be delivered pursuant to this Agreement, in each instance in form and substance satisfactory to the party to whom the Schedule is being delivered, and (ii) the Exhibits to this Agreement, each in form and substance mutually satisfactory to the parties hereto.

                           (b) If the conditions set forth in Section 1.4(a) are
fulfilled, this Agreement may nevertheless be terminated, at the option of Nah-Nah, if by the Schedule Delivery Date, Nah-Nah does not deliver an executed letter from the Senior Lender or an alternative senior lender setting forth the principal terms and conditions, satisfactory to Nah-Nah in its sole discretion, of such lender's proposed senior financing for He-Ro (the "Financing Letter").

                           (c) There shall be no liability or expense to any
party hereunder in the event that this Agreement is terminated under Sections 1.4(a) or (b) hereof.


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                                   ARTICLE II
                     REPRESENTATIONS AND WARRANTIES OF HE-RO

                  He-Ro represents and warrants to Nah-Nah and Han as follows:

                  SECTION 2.1 AUTHORITY RELATIVE TO THIS AGREEMENT; VALID AND BINDING AGREEMENT. He-Ro has full power, capacity and authority to execute and deliver this Agreement and each other Transaction Document to which it is or, at the Closing, will be a party and to consummate the transactions contemplated hereby and thereby (the "Contemplated Transactions"). The execution and delivery of this Agreement and the consummation of the Contemplated Transactions to which He-Ro is or, at the Closing, will be a party have been duly and validly authorized by He-Ro, and no other corporate proceedings on the part of He-Ro are necessary to authorize the execution and delivery by He-Ro of this Agreement or the consummation of the Contemplated Transactions to which He-Ro is or, at the Closing, will be a party. This Agreement has been and, at the Closing, the other Transaction Documents to which He-Ro is a party will have been, duly and validly executed and delivered by He-Ro, and (assuming the valid execution and delivery thereof by the other parties thereto) constitute or will at the Closing constitute, as the case may be, the legal, valid and binding agreements of He-Ro enforceable against He-Ro in accordance with their respective terms except as such obligations and their enforceability may be limited by applicable bankruptcy and other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought (whether at law or in equity).

                  SECTION 2.2 NO CONFLICTS; CONSENTS. The execution, delivery and performance by He-Ro of this Agreement and each other Transaction Document to which it is or will be a party or the consummation of the Contemplated Transactions does not and will not (i) violate any provision of the Certificate of Incorporation or By-laws (or comparable instruments) of He-Ro; (ii) require He-Ro, or any Affiliate of He-Ro to obtain any consent, approval or action of or waiver from, or make any filing with, or give any notice to, any Governmental Body or any other person, except as set forth on Schedule 2.2 (the "He-Ro Required Consents"); (iii) if He-Ro Required Consents are obtained prior to Closing, violate, conflict with or result in a breach or default under (after the giving of notice or the passage of time or both), or permit the termination of, any Contract to which He-Ro or any Subsidiary is a party or by which any of them or any of their respective assets may be bound or subject, or result in the creation of any Lien upon any assets of He-Ro or any Subsidiary pursuant to the terms of any such Contract; (iv) if He-Ro Required Consents are obtained prior to Closing, violate any Law or Order of any Governmental Body against, or binding upon, He-Ro or any Subsidiary; or (v) if He-Ro Required Consents are obtained prior to Closing, violate or result in the revocation or suspension of any Permit of He-Ro or any Subsidiary.

                  SECTION 2.3 CORPORATE EXISTENCE AND POWER; SUBSIDIARIES; OFFICERS AND DIRECTORS. He-Ro is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. Except for those Subsidiaries listed on Schedule 2.3(a) hereof (the "Inactive Subsidiaries"), each Subsidiary is duly organized and validly


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existing under the laws of the state or other jurisdiction of its organization
(which Subsidiaries and their respective state of organization are set forth on Schedule 2.3(b) hereto). Except as set forth on Schedule 2(a), the Inactive Subsidiaries do not carry on any activities and do not own or lease any assets of any kind. Each of He-Ro and each Subsidiary has all requisite power and authority to enable it to own, lease or otherwise hold its properties and assets and to carry on its business are presently conducted. Except as set forth on
Schedule 2.3(c) hereto, each of He-Ro and each Subsidiary is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except where the absence of such qualifications, individually or in the aggregate, would not have a material adverse effect on the business, assets, condition (financial or otherwise), prospects or results of operations of He-Ro and the Subsidiaries, taken as a whole. A list of the jurisdictions in which He-Ro and the Subsidiaries are so qualified is set forth on Schedule 2.3(c). Except for the Subsidiaries listed on Schedules 2.3(a) and
(b) hereto, He-Ro does not directly or indirectly own any capital stock of or other equity interests in any corporation, partnership or other entity or have any direct or indirect equity interest in any business. Schedule 2.3(d) sets forth a true and complete list of each director and officer of He-Ro and its Subsidiaries.

                  SECTION 2.4 CHARTER DOCUMENTS AND CORPORATE RECORDS. (a) He-Ro has previously delivered or made available to Nah-Nah true and complete copies of the Certificate of Incorporation, as amended to date, and By-laws, as amended to date, or comparable organizational documents, as in effect on the date hereof, of He-Ro and each Subsidiary. The stock certificate and transfer books of He-Ro and each Subsidiary (all of which have been made available for inspection by Nah-Nah) are true and complete. The minute books of He-Ro and each Subsidiary (all of which have been made available for inspection by Nah-Nah) are true and complete in all material respects (it being understood that such materiality limitation shall not apply to items relating to capitalization which are covered by subsection 2.6 below).

                           (b) Except as set forth in Schedule 2.4, He-Ro owns,
directly or indirectly, of record and beneficially, free and clear of all Liens, all of the issued and outstanding capital stock of each of its Subsidiaries. Except as provided in this Agreement or under the Senior Debt Agreement or Junior Debt Agreement, there are no restrictions (whether by agreement, statute (other than the corporate laws of the applicable state incorporation), rule, regulation, order or otherwise) that may affect or limit the ability of (i) any Subsidiary to pay dividends or make distributions to He-Ro or (ii) to pay dividends or make distributions to holders of its capital stock.

                           (c) All financial, business and accounting books,
ledgers, accounts and official and other records relating to He-Ro have been properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies contained or reflected therein.

                  SECTION 2.5 THE HE-RO COMMON STOCK. Upon delivery to Han at the Closing of certificates representing the He-Ro Common Stock, such stock will be validly issued, fully paid and non-assessable and good and valid title to the He-Ro Common Stock


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will pass to Han, free and clear of all Liens. The He-Ro Common Stock to be issued will not have been registered under the Securities Act and the certificate representing such stock shall contain the following legend:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE. SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED BY SAID ACT OR STATE LAWS.

                  SECTION 2.6 AUTHORIZED AND OUTSTANDING STOCK. (a) The authorized capital stock of He-Ro consists of (i) 25,000,000 shares of Common Stock of which 6,717,333 shares are validly issued and outstanding and, based on He-Ro's transfer agent list, as of a date not more than thirty (30) days prior to this Agreement attached hereto as Schedule 2.6(a), held of record by the shareholders set forth thereon; and all shareholders known to He-Ro who own of record in excess of 5% of the Common Stock of He-Ro are set forth on Schedule 2.6(b) (setting forth such person's name, amount of shares of Common Stock owned by such person and the percentage of outstanding Common Stock owned by such person, as calculated in accordance with the proxy rules of the Exchange Act), and (ii) 1,000,000 shares of preferred stock, $.01 par value, none of which are currently outstanding. Except as set forth on Schedule 2.6(c), there are no treasury shares held by He-Ro. All issued and outstanding shares of capital stock of each Subsidiary are duly and validly authorized, validly issued and fully paid and non-assessable. All issued and outstanding shares of capital stock of He-Ro and its Subsidiaries are free from any restrictions on transfer, except for restrictions imposed by federal or state securities or "blue-sky" laws. A sufficient number of authorized but unissued shares of Common Stock has been reserved for issuance in accordance with the terms of this Agreement. Except as otherwise set forth in Schedule 2.6(c), there are no outstanding warrants, options (including, but not limited to, options granted under the He-Ro's stock option plans), commitments, preemptive rights, rights to acquire or purchase, conversion rights or demands or any character relating to the capital stock or other securities of He-Ro (collectively the "Stock Rights").
Schedule 2.6(c) sets forth a detailed listing of the following items with respect to the Stock Rights: (i) the name of each holder of the Stock Rights,
(ii) the number of shares subject to such Stock Rights, (iii) the exercise price for the shares to be issued pursuant to such Stock Rights, (iv) the vesting schedule for such Stock Rights, and (v) any other material information with respect to the Stock Rights. All issued and outstanding shares of Common Stock of He-Ro were issued (i) in transactions duly registered under the Securities Act, or in transactions exempt from the registration provisions of the Securities Act, and (ii) in compliance with or in transactions exempt from the registration provisions of applicable state securities or "blue-sky" laws.

                           (b) Durnard Limited (Hong Kong) ("Durnard") is a
wholly-owned subsidiary of He-Ro. In March 1994, He-Ro issued to Durnard 1,343,462 shares of Common Stock of He-Ro (the "Durnard Shares"). Durnard owns the Durnard Shares free and clear of all Liens (the lien thereon having been released in October 1995) and no party


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other than Durnard has any interest in or claim to all or any portion of the
Durnard Shares. The Durnard Shares are not registered under the Securities Act. The Durnard Shares are validly issued, fully paid and non-assessable,

                  SECTION 2.7 SEC REPORTS; FINANCIAL INFORMATION. (a) He-Ro has furnished to Nah-Nah true, correct and complete copies of its Annual Report on Form 10-K for the fiscal years ended May 31, 1996 and 1997 (and will furnish to Nah-Nah promptly after the filing thereof, true, correct and complete copies of all other filings made by He-Ro with the Securities and Exchange Commission (the "SEC") after the date hereof through and including the Closing Date, (the "Subsequent SEC Filings"; all such documents, including the Subsequent SEC Filings, being collectively called the "SEC Documents"), each as filed with the SEC. The SEC Documents include all of the documents that the Company was required to file with the SEC since May 31, 1996 through the date hereof and the Subsequent SEC Filings will include all of the documents that the Company is required to file with the SEC from the date hereof through and including the Closing Date. Each of the SEC Documents has been duly filed (other than the Subsequent SEC Filings which will be duly filed) and when filed was or will be in the case of the Subsequent SEC Filings, in compliance in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder applicable to such SEC Document. Each of SEC Documents (including the financial statements included therein) was or will be in the case of the Subsequent SEC Filings, complete and correct in all material respects as of its date and, as of its date, did not or will not, in the case of the Subsequent SEC Filings, contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements included within the SEC Documents have been or will be, in the case of the Subsequent SEC Filings, prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and present fairly or will present fairly, in the case of the Subsequent SEC Filings, (subject, in the case of the unaudited statements, to normal year-end audit adjustments) the consolidated financial position of He-Ro and the Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

                           (b) He-Ro has previously delivered or made available
to Nah-Nah monthly flash sales and gross profit reports and monthly financial information consistent with GAAP of He-Ro and its Subsidiaries for the periods subsequent to the He-Ro Latest Balance Sheet Date. The flash sales and gross profit reports and monthly financial information previously delivered or made available to Nah-Nah are true, correct and complete in all material respects.

                           (c) As of May 31, 1996, for federal income Tax
purposes, He-Ro had net operating loss ("NOL") carryovers incurred in prior years of $29,630,686 and NOL carryovers for the fiscal year ended May 31, 1997 of approximately $8,600,000, which expire as set forth on Schedule 2.7(c). As of the date hereof, prior to giving effect to the transactions contemplated herein (or the Closing Date after giving effect to the transactions contemplated herein), the use of the full amount of those NOL carryovers by any U.S.


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member of the affiliated group of which He-Ro is the common parent, is not limited by Sections, 269, 381, 382, 384 or any other provision of the Code, including, without limitation, the Treasury regulations governing the filing of consolidated returns by affiliated groups or by any comparable provision of any state or local income or franchise Tax.

                           (d) Schedule 2.7(d) attached hereto sets forth (i)
the amount of indebtedness (including accrued expenses, bank debt and accounts payable) of He-Ro and its Subsidiaries outstanding, on a consolidated basis, as of August 31, 1997, (ii) any Lien with respect to such indebtedness, and (iii) a list of each instrument or agreement governing such indebtedness (true and correct copies of which have been provided to Nah-Nah). Schedule 2.7(d) also sets forth the total amount outstanding as of September 30, 1997, of each of the Rounick Debt, the Junior Debt and the Senior Debt. Except as set forth on
Schedule 2.7(d), no default exists with respect to or under any such indebtedness or any instrument or agreement relating thereto, which has not been waived in writing by the holder thereof.

                  SECTION 2.8 LIABILITIES. (a) Except as and to the extent reflected in the audited balance sheet of He-Ro, including the footnotes thereto (the "He-Ro Latest Balance Sheet") at May 31, 1997 (the "He-Ro Latest Balance Sheet Date"), He-Ro did not have, as of the He-Ro Latest Balance Sheet Date, any Liabilities or obligations (other than obligations of continued performance under Contracts and other commitments and arrangements entered into in the ordinary course of business) which GAAP would require He-Ro to reflect on the He-Ro Latest Balance Sheet, and except as described in Schedule 2.8(a) hereto, He-Ro has not incurred any Liabilities since the He-Ro Latest Balance Sheet Date except (i) current Liabilities for trade or business obligations incurred in connection with the purchase of goods or services in the ordinary course of the business and consistent with past practice and (ii) Liabilities reflected on the balance sheet included in any most recent He-Ro Interim Statement (as defined herein) delivered to Nah-Nah prior to the date hereof.

                           (b) Except as set forth in Schedule 2.8(b) or in the
He-Ro Latest Balance Sheet, there are no Liabilities of He-Ro or any Subsidiary which have been guaranteed by, or secured by collateral provided by, any party other than He-Ro or a Subsidiary.

                  SECTION 2.9 INVENTORY. Schedule 2.9 sets forth a true and complete Inventory aging of He-Ro and its Subsidiaries as of September 30, 1997. All Inventory consists of items which are good and merchantable and of a quantity and quality usable or saleable in the ordinary course of business consistent with past practices. All Inventory, whether reflected in Schedule 2.9 or the He-Ro Latest Balance Sheet, is valued at the lower of cost or market at FIFO (first-in, first-out) and has been determined in accordance with GAAP consistently applied.

                  SECTION 2.10 ABSENCE OF CERTAIN CHANGES. Since the He-Ro Latest Balance Sheet Date, except as disclosed in the profit and loss projections set forth at Schedule 2.10 (the "Projections") or in any He-Ro Interim Statement delivered to Nah-Nah prior to the date hereof, He-Ro has conducted its business in the ordinary course consistent with past practices and there has not been:


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
                           (a) Any material adverse change in the assets or any
material adverse change in the condition (financial or otherwise), results of operations or prospects of He-Ro, any Subsidiary or the business of He-Ro or any Subsidiary (collectively, the "Condition of the Business") or any event, occurrence or circumstance that could reasonably be expected to cause such a material adverse change. Without limiting the generality of the foregoing, the parties agree that any change in the financial condition of He-Ro and its Subsidiaries that varies more than 15% from the Projections on a cumulative basis from June 1, 1997, except for those specific changes made in anticipation of the Contemplated Transactions and consented to by Nah-Nah in writing, is material.

                           (b) Any transaction or Contract in the amount of
$25,000 or more on an annual basis with respect to the purchase, acquisition, lease, disposition or transfer of all or any part of any assets or to any capital expenditure relating to the business of He-Ro or any Subsidiary (in each case other than transactions or Contracts entered into in the ordinary course of business consistent with past practice).

                           (c) Any damage, destruction or other casualty loss
(whether or not covered by insurance), condemnation or other taking affecting the assets or business of He-Ro or any Subsidiary, to the extent material to their businesses;

                           (d) Any material change in any method of accounting
or accounting practice by He-Ro;

                           (e) Any material increase in the compensation payable
or to become payable to any officer, stockholder, director, consultant, agent or employee of He-Ro or any Subsidiary, or any alteration in the benefits payable to any such person;

                           (f) Any material adverse change in the relationships
of He-Ro or any Subsidiary with its customers, suppliers and vendors, except as to the cash flow deficiencies set forth in the Projections;

                           (g) Except for any changes made in the ordinary
course of business, any material change in any of He-Ro's or any Subsidiary's business policies, including advertising, marketing, pricing, purchasing, personnel, returns or budget policies; or

                           (h) Any action that has impaired, restricted or
limited, or could, to He-Ro's knowledge, cause in the future the impairment, restriction or limitation of, the use or availability of the NOL carry forward.

                  SECTION 2.11 REAL PROPERTY. (a) Neither He-Ro nor any Subsidiary owns any real property. Schedule 2.11(a) sets forth the addresses and uses of all real property that He-Ro or any Subsidiary leases or subleases (the "He-Ro Real Property"), and any Lien on any such leasehold interest therein, specifying in the case of each such He-Ro Lease or sublease, the name of the lessor or sublessor, as the case may be, the lease term and rent obligations of the lessee thereunder. Except as set forth on Schedule 2.11(a), He-Ro or its Subsidiary, as the case may be, has a valid leasehold interest in all real property leased by either of them and good and marketable title to the improvements and fixtures constructed thereon ("Improvements"), in each case free and clear of all Liens. The He-Ro Leases for the Key Stores and, except as set forth on Schedule 2.11(a), all the other He-Ro Leases listed on Schedule 2.11(a), are valid and enforceable and are in full force and effect, and there are no material defaults by He-Ro or any Subsidiary under any of such Leases or, to the knowledge of He-Ro, by any other party thereto, and neither He-Ro, or any Subsidiary, as the case may be, nor to He-Ro's knowledge, any lessor, has any existing rights of offset or abatement. The performance by He-Ro of this Agreement and any Transaction Document will not result in the breach or termination of, or in any increase or acceleration of any amounts payable under, any He-Ro Lease listed on Schedule 2.11(a).

                           (b) Schedule 2.11(b) sets forth with respect to the
He-Ro Real Property a list of all title insurance policies, appraisal reports, surveys and engineering and environmental reports held or controlled by He-Ro, copies of which have been provided to Nah-Nah. All Improvements located on the He-Ro Real Property are in good operating condition (subject to normal wear and tear) with no structural or other defects known to He-Ro that could interfere in any material respect with the operation of He-Ro's business, are located within applicable boundary lines and are suitable for the purposes for which they are currently used. Neither He-Ro nor any Subsidiary is in violation in any material respect of any building, zoning, anti-pollution, health, occupational safety or other Law, Order, Permit or non-transferable license in respect of the He-Ro Real Property. Except as disclosed on Schedule 2.11(b), no person, other than He-Ro or a Subsidiary, as the case may be, has any right to occupy or possess any of the real property.

                           (c) Except as set forth in Schedule 2.11(c):

                                    (i) all work, repairs and improvements
(including capital improvements) required to have been done on or prior to the Closing under the He-Ro Leases by He-Ro has been completed in accordance therewith, and He-Ro has waived any and all rights to terminate the He-Ro Leases with respect thereto;

                                    (ii) there are no rights of first refusal,
options to purchase, "buy-out" rights, or currently exercisable termination rights by either party to each of the He-Ro Leases other than as set forth in such Leases, and there are no other termination rights which have been exercised;

                                    (iii) all rent and other amounts (including
contingent rent, utilities, taxes and any other escalations) payable by He-Ro under the He-Ro Leases have been paid to the date hereof, and shall be paid to the date of Closing.

                           (d) Parking, Easements and Related Agreements. Except
as set forth in the He-Ro Leases and except for those items which would not have a material adverse effect on the business, assets, condition (financial or otherwise), prospects or results of operations of He-Ro, there are no written or oral parking leases, easements, agreements, grants, licenses, options or any other agreement pursuant to which He-Ro is granted, for use in connection with the He-Ro Stores, parking privileges or rights, current or prospective, and/or rights of access of any kind or nature in and to the leased real property.

                  SECTION 2.12 PERSONAL PROPERTY. He-Ro or a Subsidiary has good, marketable and valid title to all assets reflected on the He-Ro Latest Balance Sheet, or thereafter acquired, except those since sold or otherwise disposed of in the ordinary course of business consistent with past practice and not in violation of this Agreement, in each case free and clear of all Liens, except as are disclosed on Schedule 2.12 hereto or Liens, which secure debt that is reflected as a liability on the He-Ro Latest Balance Sheet and the existence of which is indicated in the notes thereto. The equipment (whether owned or leased) have been well-maintained in accordance with industry standards, are in good condition and repair (subject to normal wear and tear) and are, in the aggregate, adequate in quantity and quality for the operation of He-Ro's business as presently conducted.

                  SECTION 2.13 CONTRACTS. (a) Schedule 2.13 sets forth an accurate and complete list of all Contracts to which He-Ro or any Subsidiary is a party or by which it or its assets are bound or subject, relating to the business of He-Ro and any Subsidiary, except for those Contracts with persons who are not Affiliates of He-Ro or Rounick which require He-Ro to make or receive payments not in excess of $50,000 on an annual basis. True and correct copies of all written Contracts listed on Schedule 2.13 and summaries of the material provisions of all oral Contracts so listed have been delivered to Nah-Nah.

                           (b) All Contracts listed on Schedule 2.13 are valid,
subsisting, in full force and effect and binding upon He-Ro or a Subsidiary, as the case may be, and, to the knowledge of He-Ro, the other parties thereto in accordance with their terms, except as set forth on Schedule 2.13. Except as set forth in Schedule 2.13, neither He-Ro nor any Subsidiary is in default (or alleged default) under any such material Contract in any material respect, or in default with respect to any payment obligations, nor, to the knowledge of He-Ro, is any other party thereto in default thereunder in any material respect, and, to He-Ro's knowledge, there is no condition that with notice or the lapse of time or both would constitute a material default (or give rise to a termination right) under any such Contract. Except as set forth on Schedule 2.13, the Contemplated Transactions will not give rise to a right of termination under any material Contract or to any material penalty provision under any Contract. To the knowledge of He-Ro, none of the other parties to any Contract intends to terminate or materially alter the provisions thereof by reason of the Contemplated Transactions or otherwise. Since the He-Ro Latest Balance Sheet Date, He-Ro has not waived any material right under any Contract, materially amended or extended any such Contract or terminated or failed to renew (or received notice of termination or failure to renew with respect to) any such Contract.

                  SECTION 2.14 INTANGIBLE PROPERTY. Schedule 2.14 sets forth all of He-Ro's Intellectual Property Rights, including a copy of all registrations or, to the extent not available, registration numbers and applications pending with respect thereto filed with or issued by any Governmental Body. The Contemplated Transactions will not have a material adverse effect on the right, title and interest of He-Ro as of the Closing Date in and to the Intellectual Property Rights. Except as set forth on Schedule 2.14, (i) He-Ro or any Subsidiary has not received any written notice of invalidity, infringement or misappropriation from any third party with respect to any Intellectual Property Rights; (ii) to the knowledge of He-Ro or any Subsidiary, neither He-Ro nor any Subsidiary has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights of any third parties; and (iii) to the knowledge of He-Ro, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property Rights of He-Ro or any Subsidiary.

                  SECTION 2.15 CLAIMS AND PROCEEDINGS. Except as set forth on
Schedule 2.15(a), there are no outstanding Orders of any Governmental Body against or involving He-Ro or any Subsidiary, their assets or their businesses. Except as set forth on Schedule 2.15(b), there are no actions, suits, claims or counterclaims or legal, administrative, governmental, arbitral or other proceedings or investigations (collectively, "Claims") (whether or not the defense thereof or Liabilities in respect thereof are covered by insurance), pending or to the knowledge of He-Ro threatened on the date hereof, against or involving He-Ro, any Subsidiary or their businesses. Except as set forth on
Schedule 2.15(c), at the Closing there will be no such Claims pending or, to the knowledge of He-Ro, threatened, other than Claims that, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the Condition of the Business. Except as set forth on Schedule 2.15(d), to the knowledge of He-Ro, on the date hereof, there is no fact, event or circumstances that would give rise to any Claim.

                  SECTION 2.16 TAX MATTERS. Except as disclosed on Schedule 2.16, all Tax Returns required to be filed by He-Ro and any Subsidiary (or predecessors) on or before the Closing Date have been or shall be timely filed or He-Ro has or will have obtained a valid extension for any such filing, and all Taxes which are due have been or shall be paid. All Taxes of He-Ro and any Subsidiary attributable to periods ending on or before the Closing Date which are not yet due have been adequately provided for. As of the time of filing, the Tax Returns correctly reflected (and, as to any Tax Returns not filed as of the date thereof will correctly reflect) the facts regarding the income, business, assets, operations, activities and status of He-Ro and its Subsidiaries. There are no Tax Liens upon any assets of He-Ro or any Subsidiary except for Liens for current Taxes not yet due and payable. All amounts required to be withheld by He-Ro or any Subsidiary from employees for income Taxes, social security and other payroll Taxes have been collected and withheld, and either paid to the respective Governmental Bodies (as defined below), set aside in accounts for such purpose, or have been or will be accrued, reserved against and entered upon the books and records of He-Ro or any Subsidiary. All Taxes which are due and payable by He-Ro or any Subsidiary under any He-Ro Lease for the period prior to and including the Closing Date have been or shall be paid prior to Closing. Except for sales Taxes which result from the consummation of the Contemplated Transactions, if any, He-Ro and each Subsidiary has collected and remitted to the appropriate Tax Authority all sales and use or similar Taxes required to have been collected on or prior to the Closing Date and have been furnished properly completed exemption certificates for all exempt transactions. He-Ro has maintained and has in its possession all records, supporting documents and exemption certificates required by applicable sales Tax statutes and regulations to be retained in connection with the collection and remittance of sales and use Taxes for all periods up to and including the Closing Date. Neither He-Ro nor any Subsidiary (or any predecessors) is a party to or has received any notice with respect to any proposed or pending examination, investigation, audit, action or Claim by any Tax Authority relating to Taxes, nor is either a party to any dispute or, to He-Ro's knowledge, threatened dispute with respect thereto and no Claim for assessment or collection of Taxes has been made upon He-Ro or any Subsidiary.
Schedule 2.16 includes a description of all such past examinations, investigations, audits, actions or Claims within the past three years. He-Ro is not a "foreign person" within the meaning of section 1445 of the Code, and He-Ro will furnish Nah-Nah with an affidavit that satisfies the requirements of section 1445(b)(2) of the Code. He-Ro is not and has never been a member of or included in any consolidated, combined or unitary group for purposes of filing Tax Returns or paying Taxes at any time, except for the existing group of which He-Ro is the common parent. He-Ro has no Liability for Taxes of any other person under Treasury Regulation section 1.1502-6 (or any similar provision of state or foreign law), or as a transferee of such person, or under any other provision of Law or Tax sharing, Tax indemnity or similar Contract.

                  SECTION 2.17 INSURANCE. Schedule 2.17 sets forth a list of all insurance policies, fidelity and surety bonds and fiduciary liability policies (the "He-Ro Insurance Policies") covering the assets, the business, operations, employees, officers and directors of He-Ro and/or its Subsidiaries and true and complete copies of all such He-Ro Insurance Policies have been delivered to Nah-Nah. Schedule 2.17 also sets forth a true and complete list of Claims made in respect of He-Ro Insurance Policies during the year prior to the date hereof. True and correct copies of all loss runs with respect to such period have been delivered to Nah-Nah. Except as set forth on Schedule 2.17, there is no Claim by He-Ro pending under any of such He-Ro Insurance Policies, as to which coverage has been questioned, denied or disputed by the underwriters of such He-Ro Insurance Policies or any requirement by any insurer to perform work which has not been satisfied. All premiums payable on or before the Closing Date under all He-Ro Insurance Policies have been paid and He-Ro is otherwise in compliance in all material respects with the terms and conditions of all such He-Ro Insurance Policies. All He-Ro Insurance Policies are in full force and effect. The He-Ro Insurance policies are sufficient so that He-Ro or its Subsidiaries, as applicable, comply with the provisions of all of the He-Ro Leases. The HeRo Latest Balance Sheet has adequate reserves with respect to insurance coverage, including but not limited to audit adjustments and policy renewals.

                  SECTION 2.18 COMPLIANCE WITH LAWS. Neither He-Ro nor any Subsidiary is in violation in any material respect of any order, judgment, injunction, award, citation, decree, consent decree or writ (collectively, "Orders"), or any material law, statute, code, ordinance, rule, regulation or other requirement (collectively, "Laws"), of any government or political subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision, or any court or arbitrator (collectively, "Governmental Bodies") affecting its assets or business. Notwithstanding the generality of the previous sentence, to the best of He-Ro's knowledge, neither He-Ro nor any Subsidiary is in violation of any Laws of any Governmental Bodies regarding importing, quotas or labelling, or any similar Laws.

                  SECTION 2.19 PERMITS. He-Ro has obtained all Permits and has made all required registrations and filings with, any Governmental Body that are material to the use and occupancy of the He-Ro Real Property or the conduct of its business, including the importing of goods. All material Permits are listed on Schedule 2.19 and are in full force and effect; no material violations are or have been recorded in respect of any Permit within the three years prior to the Closing Date; and no proceeding is pending or, to the knowledge of He-Ro, threatened to revoke or limit any Permit. Except as listed on Schedule 2.19, no Permit will terminate by reason of the Contemplated Transactions.

                  SECTION 2.20 ENVIRONMENTAL MATTERS. (a) Neither He-Ro nor any Subsidiary has received any written notice of (i) any alleged violation with respect to any environmental Law; or (ii) any prior, pending or threatened Regulatory Action or other Claim involving He-Ro, any Subsidiary or any present or former owner, lessee or operator of the He-Ro Real Property.

                           (b) Except as referenced in Schedule 2.20, to He-Ro's
knowledge: (i) there has been, directly or indirectly, no use, manufacture, generation, refining, storage, transport, disposal or treatment of Hazardous Substances by He-Ro (or, to the knowledge of He-Ro, any predecessor in interest) or any Subsidiary, or any Release at, on or under any He-Ro Real Property by He-Ro or any Subsidiary, or, to the knowledge of He-Ro, by any other person, in violation of any environmental Law or which would require remedial action under any environmental Law; to He-Ro's knowledge, neither He-Ro nor any Subsidiary has contaminated the soil, ground water or surface water, and to the knowledge of He-Ro, none of the soil, ground water or surface water of such He-Ro Real Property is or has been contaminated by any Release, (ii) to He-Ro's knowledge without independent investigation, there are no incinerators, underground or aboveground tanks or cesspools, pipes or pipelines for the storage or transportation of Hazardous Materials located, or, to He-Ro's knowledge without independent investigation, which have been located, on, at or under the He-Ro Real Property, (iii) and without independent investigation, all sewage from the He-Ro Real Property is discharged into a public sanitary sewer system, and (iv) there has been no Release by He-Ro or any Subsidiary, or to He-Ro's knowledge without independent investigation, by any other party, into the atmosphere, any adjoining or adjacent body of water, or adjoining or adjacent property in violation of any environmental Law.

                           (c) Neither He-Ro nor any Affiliate constructed any
of the buildings comprising the He-Ro Real Property.

                  SECTION 2.21 FINDERS; FEES. Except as set forth on Schedule 2.21, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of He-Ro who might be entitled to any fee or commission from He-Ro upon consummation of the Contemplated Transactions.

                  SECTION 2.22 SUPPLIER AND CUSTOMERS. (a) He-Ro and each Subsidiary have adequate sources of supply for their businesses as currently conducted. Schedule 2.23(a)(i) sets forth the top suppliers of He-Ro (on a consolidated basis) during the 12-month period ended August 31, 1997, together with the dollar amount purchased from such supplier during such period. He-Ro has no knowledge that any supplier will cease doing business with He-Ro or will threaten to do so as a result of the Contemplated Transactions. Except as set forth on Schedule 2.23(a)(ii), there is no commitment or agreement between He-Ro and any supplier with a term of six months or more, unless such agreement or commitment is terminable at will by He-Ro.

                           (b) Schedule 2.23(b) sets forth the top 20 customers
of He-Ro (on a consolidated basis) during the 12-month period ended August 31, 1997, together with the dollar amount of goods purchased by such customers during such period. He-Ro has no knowledge that any customer will cease doing business with He-Ro or will threaten to do so as a result of the Contemplated Transactions.

                  SECTION 2.23 INVESTMENT INTENTION. He-Ro is acquiring the Nah-Nah Common Stock for He-Ro's own account and not with a present intention to make any sale, disposition, distribution or other transfer of the Nah-Nah Common Stock in a manner that would be in violation of any applicable securities Laws. He-Ro acknowledges and understands that the Nah-Nah Common Stock has not been registered under the Securities Act, is subject to restrictions on transferability imposed by the Securities Act and applicable state securities laws and that the certificate evidencing the Nah-Nah Common Stock will contain a legend with respect thereto.

                  SECTION 2.24 HE-RO RECEIVABLES. All the accounts receivable of He-Ro reflected in the He-Ro Latest Balance Sheet delivered hereunder and all receivables that have arisen since the He-Ro Latest Balance Sheet delivered hereunder (except such receivables as have been collected since such date) are valid and enforceable claims, and constitute bona fide receivables resulting from the sale of goods and services in the ordinary course of business in conformity with applicable purchase orders, agreements and specifications. Except as set forth on Schedule 2.25, the receivables are subject to no valid defense, offsets, returns, allowances or credits of any kind other than merchandise disputes in the ordinary course of business and are fully collectible within 90 days from the date they are invoiced except to the extent of the amount of the reserve for doubtful accounts reflected in the He-Ro Latest Balance Sheet. He-Ro has heretofore delivered to Nah-Nah a schedule as at September 30, 1997 setting forth the total amount of He-Ro's receivables and a schedule of the aging of such receivables based on 0-30 days, 31-60 days, 61-90 days and over 90 days. This schedule is true, correct and complete in all material respects. Except as set forth on Schedule 2.25, He-Ro is not a party to any buy-sell arrangements with respect to piece goods or other Inventory and no customer of He-Ro is also a supplier to He-Ro, or would otherwise be able to offset all or any portion of He-Ro's receivables.

                  SECTION 2.25 RELATED PARTY TRANSACTIONS. Except as set forth on Schedule 2.26 or in the SEC Documents, neither He-Ro or Rounick is a party to any Contract that gives rise to current or future obligations thereunder (whether or not in writing), or any other transaction between He-Ro or Rounick, on the one hand, and any officer, director, shareholder or former shareholder of He-Ro or any Affiliate of any of them, on the other hand, that gives rise to current or future obligations thereunder.

                                   ARTICLE IIA
                         REPRESENTATIONS AND WARRANTIES
                                   OF ROUNICK

                  Rounick represents and warrants to Nah-Nah and Han as follows:

                  SECTION 2A.1 VALID AND BINDING AGREEMENT. Rounick has full power, capacity and authority to execute and deliver this Agreement and each other Transaction Document to which she is or, at the Closing, will be a party and to consummate the Contemplated Transactions. This Agreement has been and, at the Closing, the other Transaction Documents to which Rounick is a party will have been, duly and validly executed and delivered by Rounick, and (assuming the valid execution and delivery thereof by the other parties thereto) constitute or will at the Closing constitute, as the case may be, the legal, valid and binding agreements of Rounick enforceable against Rounick in accordance with their respective terms except as such obligations and their enforceability may be limited by applicable bankruptcy and other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought (whether at law or in equity).

                  SECTION 2A.2 NO CONFLICTS; CONSENTS. The execution, delivery and performance by Rounick of this Agreement and each other Transaction Document to which she is or will be a party or the consummation of the Contemplated Transactions does not and will not (i) require Rounick, the Estate, or any Affiliate of Rounick (excluding He-Ro and its Subsidiaries, whose representations and warranties are set forth in Section 2.2 hereof) to obtain any consent, approval or action of or waiver from, or make any filing with, or give any notice to, any Governmental Body or any other person, except as set forth on Schedule 2A.2 (the "Rounick Required Consents"); (ii) if Rounick Required Consents are obtained prior to Closing, violate, conflict with or result in a breach or default under (after the giving of notice or the passage of time or both), or permit the termination of, any Contract regarding He-Ro or any Subsidiary to which Rounick is a party or by which her or any of their respective assets may be bound or subject, or result in the creation of any Lien upon any assets of He-Ro or any Subsidiary pursuant to the terms of any such Contract; or (iii) if Rounick Required Consents are obtained prior to Closing, violate any Law or Order of any Governmental Body against, or binding upon, Rounick regarding He-Ro or any Subsidiary.

                  SECTION 2A.3 STOCK OWNERSHIP. Since the death of Herbert Rounick in September 1993, the Estate has owned 4,409,066 shares of the common stock of He-Ro and since such date there have been no changes in the amount of shares of common stock so owned by the Estate, except that the Estate owned 4,573,333 shares of common stock immediately after the death of Herbert Rounick, and Maria Ng, a former officer of He-Ro, purchased (by exercise of an option) from the Estate 164,267 shares of common stock on or about April 1995. The Estate does not own (beneficially or of record) any other shares of common stock of He-Ro or any Stock Rights that will not be cancelled prior to the Closing pursuant to Section 4A.1(b) hereof.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                                   OF NAH-NAH

                  Nah-Nah represents and warrants to He-Ro as follows:

                  SECTION 3.1 AUTHORITY RELATIVE TO THIS AGREEMENT; VALID AND BINDING AGREEMENT. Nah-Nah has full power, capacity and authority to execute and deliver this Agreement and each other Transaction Document to which it is or, at the Closing, will be a party and to consummate the Contemplated Transactions. The execution and delivery of this Agreement and the consummation of the Contemplated Transactions to which Nah-Nah is or, at the Closing, will be a party have been duly and validly authorized by Nah-Nah, and no other corporate proceedings on the part of Nah-Nah are necessary to authorize the execution and delivery by Nah-Nah of this Agreement or the consummation of the Contemplated Transactions to which Nah-Nah is or, at the Closing, will be a party. This Agreement has been and, at the Closing, the other Transaction Documents to which Nah-Nah is a party will have been, duly and validly executed and delivered by Nah-Nah, and (assuming the valid execution and delivery thereof by the other parties thereto) constitute or will at the Closing constitute, as the case may be, the legal, valid and binding agreements of Nah-Nah enforceable against Nah-Nah in accordance with their respective terms except as such obligations and their enforceability may be limited by applicable bankruptcy and other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought (whether at law or in equity).

                  SECTION 3.2 NO CONFLICTS; CONSENTS. The execution, delivery and performance by Nah-Nah of this Agreement and each other Transaction Document to which it is or will be a party or the consummation of the Contemplated Transactions does not and will not (i) violate any provision of the Certificate of Incorporation or By-laws (or comparable instruments) of Nah-Nah; (ii) require Nah-Nah, or any Affiliate of Nah-Nah to obtain any consent, approval or action of or waiver from, or make any filing with, or give any notice to, any Governmental Body or any other person, except as set forth on Schedule 3.2 (the "Nah-Nah Required Consents"); (iii) if Nah-Nah Required Consents are obtained prior to Closing, violate, conflict with or result in a breach or default under (after the giving of notice or the passage of time or both), or permit the termination of, any Contract to which Nah-Nah or any Subsidiary is a party or by which it or any of their respective assets may be bound or subject, or result in the creation of any Lien upon the Nah-Nah Common Stock or any assets of Nah-Nah or any Subsidiary pursuant to the terms of any such Contract; (iv) if Nah-Nah Required Consents are obtained prior to Closing, violate any Law or Order of any Governmental Body against, or binding upon, Nah-Nah or any Subsidiary; or (v) if Nah-Nah Required Consents are obtained prior to Closing, violate or result in the revocation or suspension of any Permit of Nah-Nah or any Subsidiary.

                  SECTION 3.3 CORPORATE EXISTENCE AND POWER; SUBSIDIARIES. Nah-Nah is a corporation duly organized, validly existing and in good standing under the laws of the state of New York. Each Subsidiary is duly organized and validly existing under the laws of the state or other jurisdiction of its organization (which Subsidiaries and their states or other jurisdictions are set forth on Schedule 3.3(a) hereto). Each of Nah-Nah and each Subsidiary has all requisite power and authority to enable it to own, lease or otherwise hold its properties and assets and to carry on its business are presently conducted. Each of Nah-Nah and each Subsidiary is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except where the absence of such qualifications, individually or in the aggregate, would not have a material adverse effect on the business, assets, condition (financial or otherwise), prospects or results of operations of Nah-Nah and the Subsidiaries, taken as a whole. A list of the jurisdictions in which Nah-Nah and the Subsidiaries are so qualified is set forth on Schedule 3.3(b). Except for the Subsidiaries listed on
Schedule 3.3(a) hereto, Nah-Nah does not directly or indirectly own any capital stock of or other equity interests in any corporation, partnership or other entity or have any direct or indirect equity interest in any business.

                  SECTION 3.4 CHARTER DOCUMENTS AND CORPORATE RECORDS. (a) Nah-Nah has previously delivered or made available to He-Ro true and complete copies of the Certificate of Incorporation, as amended to date, and By-laws, as amended to date, or comparable organizational documents, as in effect on the date hereof, of Nah-Nah and each Subsidiary. The stock certificate and transfer books of Nah-Nah and each Subsidiary (all of which have been made available for inspection by He-Ro) are true and complete. The minute books of Nah-Nah and each Subsidiary (all of which have been made available for inspection by He-Ro) are true and complete in all material respects (it being understood that such materiality limitation shall not apply to items relating to capitalization which are covered by subsection 3.6 below).

                           (b) Except as set forth in Schedule 3.4, Nah-Nah
owns, directly or indirectly, of record and beneficially, free and clear of all Liens, all of the issued and outstanding capital stock of each of its Subsidiaries. Except as described in this Agreement, there are no restrictions (whether by agreement, statute (other than the corporate laws of the applicable state incorporation), rule, regulation, order or otherwise) that may affect or limit the ability of (i) any Subsidiary to pay dividends or make distributions to Nah-Nah or (ii) to pay dividends or make distributions to holders of its capital stock.

                           (c) All financial, business and accounting books,
ledgers, accounts and official and other records relating to Nah-Nah have been properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies contained or reflected therein.

                  SECTION 3.5 THE NAH-NAH COMMON STOCK. The Nah-Nah Common Stock is validly issued, fully paid and non-assessable. The Nah-Nah Common Stock has not been registered under the Securities Act and is free from any restrictions on transfer, except for restrictions imposed by federal or state securities or "blue-sky" laws.

                  SECTION 3.6 AUTHORIZED AND OUTSTANDING STOCK. The authorized capital stock of Nah-Nah consists of 200 shares of Common Stock of which 200 shares are validly issued and outstanding and beneficially owned by Han. There are no shares of capital stock held in treasury. Except as otherwise set forth in Schedule 3.6, there are no outstanding Stock Rights to purchase securities of Nah-Nah.
Schedule 3.6 sets forth a detailed listing of the following items with respect to the Stock Rights: (i) the name of each holder of the Stock Rights, (ii) the number of shares subject to such Stock Rights, (iii) the exercise price for the shares to be issued pursuant to such Stock Rights, (iv) the vesting schedule for such Stock Rights, and (v) any other material information with respect to the Stock Rights.

                  SECTION 3.7 FINANCIAL INFORMATION. (a) Nah-Nah has furnished to He-Ro copies of the unaudited balance sheets of Nah-Nah as of April 30, 1996 and 1997, and the related statements of income and retained earnings and cash flows for the fiscal years ended April 30, 1996 and 1997 (the "Nah-Nah Financial Statements"). The Nah-Nah Financial Statements are true, complete and correct in all material respects and fairly present the financial condition of Nah-Nah as of such date and its results of operations for the periods then ended.

                           (b) Nah-Nah has previously delivered or made
available to He-Ro monthly financial information of Nah-Nah and its Subsidiaries by division for the periods subsequent to the Nah-Nah Latest Balance Sheet Date consistent with GAAP. The monthly financial information previously delivered or made available to He-Ro are true, correct and complete in all material respects.

                           (c) Schedule 3.7(c) attached hereto sets forth (i)
the amount of indebtedness of Nah-Nah and its Subsidiaries outstanding, on a consolidated basis, as of the most recent month end closing, (ii) any Lien with respect to such indebtedness, and (iii) a list of each instrument or agreement governing such indebtedness (true and correct copies of which have been provided to He-Ro). Except as set forth on Schedule 3.7(c), no default exists with respect to or under any such indebtedness or any instrument or agreement relating thereto, which has not been waived in writing by the holder thereof.

                  SECTION 3.8 LIABILITIES. (a) Except as and to the extent reflected in the unaudited balance sheet of Nah-Nah, including the footnotes thereto (the "Nah-Nah Latest Balance Sheet") at April 30, 1997 (the "Nah-Nah Latest Balance Sheet Date"), Nah-Nah did not have, as of the Nah-Nah Latest Balance Sheet Date, any Liabilities or obligations (other than obligations of continued performance under Contracts and other commitments and arrangements entered into in the ordinary course of business) which GAAP would require Nah-Nah to reflect on the Nah-Nah Latest Balance Sheet, and except as described in Schedule 3.8 hereto, Nah-Nah has not incurred any Liabilities since the Nah-Nah Latest Balance Sheet Date except current Liabilities for trade or business obligations incurred in connection with the purchase of goods or services in the ordinary course of the business and consistent with past practice.

                           (b) Except as set forth on Schedule 3.8(a) or in the
Nah-Nah Latest Balance Sheet, there are no Liabilities of Nah-Nah or any Subsidiary which have been guaranteed by, or secured by collateral provided by, any party other than Nah-Nah or a Subsidiary.

                  SECTION 3.9 INVENTORY. Schedule 3.9 sets forth a true and complete Inventory aging for Nah-Nah and its Subsidiaries as of September 30, 1997. All inventory consists of items which are good and merchantable and of a quantity and quality usable or saleable in the ordinary course of business consistent with past practices.

                  SECTION 3.10 ABSENCE OF CERTAIN CHANGES. Since the Nah-Nah Latest Balance Sheet Date, except as disclosed in Schedule 3.10 or in any Nah-Nah Interim Statement delivered to He-Ro prior to the date hereof, Nah-Nah has conducted its business in the ordinary course consistent with past practices and there has not been:

                           (a) Any material adverse change in the Condition of
the Business or any event, occurrence or circumstance that could reasonably be expected to cause such a material adverse change.

                           (b) Any transaction or Contract in the amount of
$25,000 or more on an annual basis with respect to the purchase, acquisition, lease, disposition or transfer of all or any part of any assets or to any capital expenditure relating to the business of Nah-Nah or any Subsidiary (in each case other than transactions or Contracts entered into in the ordinary course of business consistent with past practice).

                           (c) Any damage, destruction or other casualty loss
(whether or not covered by insurance), condemnation or other taking affecting the assets or business of He-Ro or any Subsidiary, to the extent material to their businesses;

                           (d) Any material change in any method of accounting
or accounting practice by Nah-Nah;

                           (e) Any material increase in the compensation payable
or to become payable to any officer, stockholder, director, consultant, agent or employee of Nah-Nah or any Subsidiary, or any alteration in the benefits payable to any such person;

                           (f) Any material adverse change in the relationships
of Nah-Nah or any Subsidiary with its customers, suppliers and vendors; or

                           (g) Except for any changes made in the ordinary
course of business, any material change in any of Nah-Nah's or any Subsidiary's business policies, including advertising, marketing, pricing, purchasing, personnel, returns or budget policies.

                  SECTION 3.11 REAL PROPERTY. (a) Schedule 3.11(a) sets forth the addresses and uses of all real property that Nah-Nah or any Subsidiary owns, leases or subleases (the "Nah-Nah Real Property"), and any Lien on any such owned real property or on Nah-Nah's or a Subsidiary's leasehold interest therein, specifying in the case of each such Nah-Nah Lease or sublease, the name of the lessor or sublessor, as the case may be, the lease term and rent obligations of the lessee thereunder. Except as set forth on Schedule 3.11(a), Nah-Nah or its Subsidiary, as the case may be, has a valid leasehold interest in all real property leased by either of them and good and marketable title to the Improvements on the Nah-Nah Real Property and has good and marketable title to, and owns all real property listed on such schedule as owned by Nah-Nah or any Subsidiary, in each case free and clear of all Liens. All the Nah-Nah Leases listed on Schedule 3.11(a) are valid and enforceable and are in full force and effect, and there are no material defaults by Nah-Nah or any Subsidiary under any of such Leases or, to the knowledge of Nah-Nah, by any other party thereto, and neither Nah-Nah, or any Subsidiary, as the case may be, nor to Nah-Nah's knowledge, any lessor, has any existing rights of offset or abatement. The performance by Nah-Nah of this Agreement and any Transaction Document will not result in the breach or termination of, or in any increase or acceleration of any amounts payable under, any Nah-Nah Lease listed on Schedule 3.11(a).

                           (b) Schedule 3.11(b) sets forth with respect to the
Nah-Nah Real Property a list of all title insurance policies, appraisal reports, surveys and engineering and environmental reports held or controlled by Nah-Nah, copies of which have been provided to He-Ro. All Improvements located on the Nah-Nah Real Property are in good operating condition (subject to normal wear and tear) with no structural or other defects known to Nah-Nah that could interfere in any material respect with the operation of Nah-Nah's business, are located within applicable boundary lines and are suitable for the purposes for which they are currently used. Neither Nah-Nah nor any Subsidiary is in violation in any material respect of any building, zoning, anti-pollution, health, occupational safety or other Law, Order, Permit or non-transferable license in respect of the Nah-Nah Real Property. Except as disclosed on Schedule 3.11(b), no person, other than Nah-Nah or a Subsidiary, as the case may be, has any right to occupy or possess any of the real property.

                           (c) Except as set forth in Schedule 3.11(c):

                                    (i) all work, repairs and improvements
(including capital improvements) required to have been done on or prior to the Closing under the Nah-Nah Leases by Nah-Nah has been completed in accordance therewith, and Nah-Nah has waived any and all rights to terminate the Nah-Nah Leases with respect thereto;

                                    (ii) the Nah-Nah Leases are superior to any
and all mortgages now or hereafter constituting a Lien on the real property and/or the interest of either party to each of the Nah-Nah Leases therein;

                                    (iii) there are no rights of first refusal,
options to purchase, "buy-out" rights, or other termination rights which have been exercised, or are currently exercisable, by either party to each of the Nah-Nah Leases; and

                                    (iv) all rent and other amounts payable by
Nah-Nah under the Nah-Nah Leases have been paid to the date hereof, and shall be paid to the date of Closing.

                           (d) Parking, Easements and Related Agreements. Except
as set forth in the Nah-Nah Leases and except for those items which would not have a material adverse effect on the business, assets, condition (financial or otherwise), prospects or results of operations of Nah-Nah, there are no written or oral parking leases, easements, agreements, grants, licenses, options or any other agreement pursuant to which Nah-Nah is granted, for use in connection with the Nah-Nah Stores, parking privileges or rights, current or prospective, and/or rights of access of any kind or nature in and to the leased real property.

                  SECTION 3.12 PERSONAL PROPERTY. Nah-Nah or a Subsidiary has good, marketable and valid title to all assets reflected on the Nah-Nah Latest Balance Sheet, or thereafter acquired, except those since sold or otherwise disposed of in the ordinary course of business consistent with past practice and not in violation of this Agreement, in each case free and clear of all Liens, except as are disclosed on Schedule 3.12 hereto or Liens, which secure debt that is reflected as a liability on the Nah-Nah Latest Balance Sheet and the existence of which is indicated in the notes thereto. The equipment (whether owned or leased) has been well-maintained in accordance with industry standards, is in good condition and repair (subject to normal wear and tear) and is, in the aggregate, adequate in quantity and quality for the operation of Nah-Nah's business as presently conducted.

                  SECTION 3.13 CONTRACTS. (a) Schedule 3.13 sets forth an accurate and complete list of all Contracts to which Nah-Nah or any Subsidiary is a party or by which it or its assets are bound or subject, relating to the business of Nah-Nah and any Subsidiary, except for those Contracts with persons who are not Affiliates of Nah-Nah or Han which require Nah-Nah to make or receive payments not in excess of $50,000 on an annual basis. True and correct copies of all written Contracts listed on Schedule 3.13 and summaries of the material provisions of all oral Contracts so listed have been delivered to He-Ro.

                           (b) All Contracts listed on Schedule 3.13 are valid,
subsisting, in full force and effect and binding upon Nah-Nah or a Subsidiary, as the case may be, and, to the knowledge of Nah-Nah, the other parties thereto in accordance with their terms, except as set forth on Schedule 3.13. Neither Nah-Nah nor any Subsidiary is in default (or alleged default) under any such material Contract in any material respect, nor, to the knowledge of Nah-Nah, is any other party thereto in default thereunder in any material respect, and, to Nah-Nah's knowledge, there is no condition that with notice or the lapse of time or both would constitute a material default (or give rise to a termination right) under any such Contract. The Contemplated Transactions would not give rise to a right of termination under any material Contract or to any material penalty provision under any Contract. To the knowledge of Nah-Nah, none of the other parties to any Contract intends to terminate or materially alter the provisions thereof by reason of the Contemplated Transactions or otherwise. Since the Nah-Nah Latest Balance Sheet Date, Nah-Nah has not waived any material right under any Contract, materially amended or extended any such Contract or terminated or failed to renew (or received notice of termination or failure to renew with respect to) any such Contract.

                  SECTION 3.14 INTANGIBLE PROPERTY. Schedule 3.14 sets forth all of Nah-Nah's Intellectual Property Rights, including a copy of all registrations and applications pending with respect thereto filed with or issued by any Governmental Body. The Contemplated Transactions will not have a material adverse effect on the right, title and interest of Nah-Nah as of the Closing Date in and to the Intellectual Property Rights. Except as set forth on Schedule 3.14, (i) Nah-Nah or any Subsidiary has not received any written notice of invalidity, infringement or misappropriation from any third party with respect to any Intellectual Property Rights; (ii) to the knowledge of Nah-Nah, Nah-Nah or any Subsidiary has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights of any third parties; and (iii) to the knowledge of Nah-Nah, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property Rights of Nah-Nah or any Subsidiary.

                  SECTION 3.15 CLAIMS AND PROCEEDINGS. Except as set forth on
Schedule 3.15(a), there are no outstanding Orders of any Governmental Body against or involving Nah-Nah or any Subsidiary, their assets or their businesses. Except as set forth on Schedule 3.15(b), there are no Claims (whether or not the defense thereof or Liabilities in respect thereof are covered by insurance), pending or to the knowledge of Nah-Nah threatened on the date hereof, against or involving Nah-Nah, any Subsidiary or their businesses. Except as set forth on Schedule 3.15(c), at the Closing there will be no such Claims pending or, to the knowledge of Nah-Nah, threatened, other than Claims that, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the Condition of the Business. Except as set forth on Schedule 3.15(d), to the knowledge of Nah-Nah, on the date hereof, there is no fact, event or circumstances that would give rise to any Claim.

                  SECTION 3.16 TAX MATTERS. Except as disclosed on Schedule 3.16, all Tax Returns required to be filed by Nah-Nah and any Subsidiary (or predecessors) on or before the Closing Date have been or shall be timely filed and all Taxes which are due have been or shall be paid. All Taxes of Nah-Nah and any Subsidiary attributable to periods ending on or before the Closing Date which are not yet due have been adequately provided for. As of the time of filing, the Tax Returns correctly reflected (and, as to any Tax Returns not filed as of the date thereof will correctly reflect) the facts regarding the income, business, assets, operations, activities and status of Nah-Nah and its Subsidiaries. There are no Tax Liens upon any assets of Nah-Nah or any Subsidiary except for Liens for current Taxes not yet due and payable. All amounts required to be withheld by Nah-Nah or any Subsidiary from employees for income Taxes, social security and other payroll Taxes have been collected and withheld, and either paid to the respective Governmental Bodies, set aside in accounts for such purpose, or have been or will be accrued, reserved against and entered upon the books and records of Nah-Nah or any Subsidiary. All Taxes which are due and payable by Nah-Nah or any Subsidiary under any Nah-Nah Lease for the period prior to and including the Closing Date have been or shall be paid prior to Closing. Except for sales Taxes which result from the consummation of the Contemplated Transactions, if any, Nah-Nah and each Subsidiary has collected and remitted to the appropriate Tax Authority all sales and use or similar Taxes required to have been collected on or prior to the Closing Date and have been furnished properly completed exemption certificates for all exempt transactions. Nah-Nah has maintained and has in its possession all records, supporting documents and exemption certificates required by applicable sales Tax statutes and regulations to be retained in connection with the collection and remittance of sales and use Taxes for all periods up to and including the Closing Date. Neither Nah-Nah nor any Subsidiary (or any predecessors) is a party to or has received any notice with respect to any proposed or pending examination, investigation, audit, action or Claim by any Tax Authority relating to Taxes, nor is either a party to any dispute or, to Nah-Nah's knowledge, threatened dispute with respect thereto and no Claim for assessment or collection of Taxes has been made upon Nah-Nah or any Subsidiary.
Schedule 3.16 includes a description of all such past examinations, investigations, audits, actions or Claims within the past three years. Nah-Nah is not a "foreign person" within the meaning of section 1445 of the Code, and Nah-Nah will furnish He-Ro with an affidavit that satisfies the requirements of section 1445 (b) (2) of the Code. Nah-Nah is not and has never been a member of or included in any consolidated, combined or unitary group for purposes of filing Tax Returns or paying Taxes at any time. Nah-Nah has no Liability for Taxes of any other person under Treasury Regulation section 1.1502-6 (or any similar provision of state or foreign law), or as a transferee of such person, or under any other provision of Law or Tax sharing, Tax indemnity or similar Contract.

                  SECTION 3.17 INSURANCE. Schedule 3.17 sets forth a list of all insurance policies, fidelity and surety bonds and fiduciary liability policies (the "Nah-Nah Insurance Policies") covering the assets, the business, operations, employees, officers and directors of Nah-Nah and/or its Subsidiaries and true and complete copies of all such Nah-Nah Insurance Policies have been delivered to He-Ro. Schedule 3.17 also sets forth a true and complete list of Claims made in respect of Nah-Nah Insurance Policies during the year prior to the date hereof. True and correct copies of all loss runs with respect to such period have been delivered to He-Ro. There is no Claim by Nah-Nah pending under any of such Nah-Nah Insurance Policies, as to which coverage has been questioned, denied or disputed by the underwriters of such Nah-Nah Insurance Policies or any requirement by any insurer to perform work which has not been satisfied. All premiums payable on or before the Closing Date under all Nah-Nah Insurance Policies have been paid and Nah-Nah is otherwise in compliance in all material respects with the terms and conditions of all such Nah-Nah Insurance Policies. All Nah-Nah Insurance Policies are in full force and effect. The Nah-Nah Insurance Policies are sufficient so that Nah-Nah or its Subsidiaries, as applicable, comply with the provisions of the Nah-Nah Leases.

                  SECTION 3.18 COMPLIANCE WITH LAWS. Neither Nah-Nah nor any Subsidiary is in violation in any material respect of any Order or any material Law of any Governmental Bodies affecting its assets or business. Notwithstanding the generality of the previous sentence, to the best of Nah-Nah's knowledge, neither Nah-Nah nor any Subsidiary is in violation of any Laws of any Governmental Bodies regarding importing, quotas or labelling, or any similar Laws.

                  SECTION 3.19 PERMITS. Nah-Nah has obtained all Permits and has made all required registrations and filings with, any Governmental Body that are material to the use and occupancy of the Nah-Nah Real Property or the conduct of its business. All material Permits are listed on Schedule 3.19 and are in full force and effect; no material violations are or have been recorded in respect of any Permit within the three years prior to the Closing Date; and no proceeding is pending or, to the knowledge of Nah-Nah, threatened to revoke or limit any Permit. Except as listed on Schedule 3.19, no Permit will terminate by reason of the Contemplated Transactions.

                  SECTION 3.20 ENVIRONMENTAL MATTERS. (a) Neither Nah-Nah nor any Subsidiary has received any written notice of (i) any alleged violation with respect to any environmental Law; or (ii) any prior, pending or threatened Regulatory Action or other Claim involving Nah-Nah, any Subsidiary or any present or former owner, lessee or operator of the Nah-Nah Real Property.

                           (b) Except as referenced in Schedule 3.20, to
Nah-Nah's knowledge: (i) there has been, directly or indirectly, no use, manufacture, generation, refining, storage, transport, disposal or treatment of Hazardous Substances by Nah-Nah (or, to the knowledge of Nah-Nah, any predecessor in interest) or any Subsidiary, or any Release at, on or under any Nah-Nah Real Property by Nah-Nah or any Subsidiary, or, to the knowledge of Nah-Nah, by any other person, in violation of any environmental Law or which would require remedial action under any environmental Law; to Nah-Nah's knowledge, neither Nah-Nah nor any Subsidiary has contaminated the soil, ground water or surface water, and to the knowledge of Nah-Nah or any Subsidiary, none of the soil, ground water or surface water of such Nah-Nah Real Property is or has been contaminated by any Release, (ii) to Nah-Nah's knowledge without independent investigation, there are no incinerators, underground or aboveground tanks or cesspools, pipes or pipelines for the storage or transportation of Hazardous Materials located, or, to Nah-Nah's knowledge without independent investigation, which have been located, on, at or under the Nah-Nah Real Property, (iii) and without independent investigation, all sewage from the Nah-Nah Real Property is discharged into a public sanitary sewer system, and
(iv) there has been no Release by Nah-Nah or any Subsidiary, or to Nah-Nah's knowledge without independent investigation, by any other party, into the atmosphere, any adjoining or adjacent body of water, or adjoining or adjacent property in violation of any environmental Law.

                  SECTION 3.21 FINDERS; FEES. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Nah-Nah who might be entitled to any fee or commission from Nah-Nah upon consummation of the Contemplated Transactions.

                  SECTION 3.22 SUPPLIER AND CUSTOMERS. (a) Nah-Nah and each Subsidiary have adequate sources of supply for their businesses as currently conducted. Schedule 3.23(a) sets forth the top suppliers of Nah-Nah (on a consolidated basis) during the 12-month period ended August 31, 1997, together with the dollar amount purchased from such supplier during such period. Nah-Nah has no knowledge that any supplier will cease doing business with Nah-Nah or will threaten to do so as a result of the Contemplated Transactions.

                           (b) Schedule 3.23(b) sets forth the top 20 customers
of Nah-Nah (on a consolidated basis) during the 12-month period ended August 31, 1997, together with the dollar amount of goods purchased by such customers during such period. Nah-Nah has no knowledge that any customer will cease doing business with Nah-Nah or will threaten to do so as a result of the Contemplated Transactions.

                  SECTION 3.23 INTENTIONALLY OMITTED.

                  SECTION 3.24 NAH-NAH RECEIVABLES. All the accounts receivable of Nah-Nah reflected in the Nah-Nah Latest Balance Sheet delivered hereunder and all receivables that have arisen since the Nah-Nah Latest Balance Sheet delivered hereunder (except such receivables as have been collected since such date) are valid and enforceable claims, and constitute bona fide receivables resulting from the sale of goods and services in the ordinary course of business in conformity with applicable purchase orders, agreements and specifications. Except as set forth Schedule 3.25 the receivables are subject to no valid defense, offsets, returns, allowances or credits of any kind other than in the ordinary course of business and are fully collectible within 90 days from the date they are invoiced except to the extent of the amount of the reserve for doubtful accounts reflected in the Nah-Nah Latest Balance Sheet. Nah-Nah has heretofore delivered to He-Ro a schedule as at September 30, 1997 setting forth the total amount of Nah-Nah's receivables and a schedule of the aging of such receivables based on 0-30 days, 31-60 days, 61-90 days and over 90 days. This schedule is true, correct and complete in all material respects. Nah-Nah has advised He-Ro and He-Ro hereby acknowledges that Nah-Nah factors substantially all of its receivables with Heller Financial Corp. pursuant to a factoring agreement, a true and complete copy of which has been delivered to He-Ro.

                  SECTION 3.25 RELATED PARTY TRANSACTIONS. Except for the license of the Nahdree trademark, and all of the rights related thereto, from a company wholly-owned (directly or indirectly) by Han to Nah-Nah, neither Nah-Nah or Han is a party to any Contract that gives rise to current or future obligations thereunder (whether or not in writing), or any other transaction between Nah-Nah or Han, on the one hand, and any officer, director, shareholder or former shareholder of Nah-Nah or any Affiliate of any of them, on the other hand, that gives rise to current or future obligations thereunder.


                                  ARTICLE IIIA
                         REPRESENTATIONS AND WARRANTIES
                                     OF HAN

                  Han represents and warrants to He-Ro as follows:

                  SECTION 3A.1 VALID AND BINDING AGREEMENT. Han has full capacity to execute and deliver this Agreement and each other Transaction Document to which he is or, at the Closing, will be a party and to consummate the Contemplated Transactions. This Agreement has been and, at the Closing, the other Transaction Documents to which Han is a party will have been, duly and validly executed and delivered by Han and (assuming the valid execution and delivery thereof by the other parties thereto) constitute or will at the Closing constitute, as the case may be, the legal, valid and binding agreements of Han enforceable against Han in accordance with their respective terms except as such obligations and their enforceability may be limited by applicable bankruptcy and other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought (whether at law or in equity).

                  SECTION 3A.2 NO CONFLICTS; CONSENTS. The execution, delivery and performance by Han of this Agreement and each other Transaction Document to which he is or will be a party or the consummation of the Contemplated Transactions does not and will not (i) require Han or any Affiliate of Han to obtain any consent, approval or action of or waiver from, or make any filing with, or give any notice to, any Governmental Body or any other person, except as set forth on Schedule 2A.2 (the "Han Required Consents"); (ii) if Han Required Consents are obtained prior to Closing, violate, conflict with or result in a breach or default under (after the giving of notice or the passage of time or both), or permit the termination of, any Contract regarding Nah-Nah or any Subsidiary to which Han is a party or by which his or any of their respective assets may be bound or subject, or result in the creation of any Lien upon the Nah-Nah Common Stock or any assets of Nah-Nah or any Subsidiary pursuant to the terms of any such Contract; (iii) if Han Required Consents are obtained prior to Closing, violate any Law or Order of any Governmental Body against, or binding upon, Han regarding Nah-Nah or any Subsidiary; or (iv) if Han Required Consents are obtained prior to Closing, violate or result in the revocation or suspension of any Permit required for Nah-Nah or any Subsidiary to operate their businesses.

                  SECTION 3A.3 OWNERSHIP OF NAH-NAH COMMON STOCK. Han owns the Nah-Nah Common Stock free and clear of all Liens and upon delivery to He-Ro at the Closing of certificates representing the Nah-Nah Common Stock, good and valid title to the Nah-Nah Common Stock will pass to He-Ro, free and clear of all Liens.

                  SECTION 3A.4 INVESTMENT INTENTION. Han is acquiring the He-Ro Common Stock for Han's own account and not with a present intention to make any sale, disposition, distribution or other transfer of the He-Ro Common Stock in a manner that would be in violation of any applicable securities laws. Han acknowledges and understands that the He-Ro Common Stock has not been registered under the Securities Act, is subject to restrictions on transferability imposed by the Securities Act and applicable state securities laws and that the certificate evidencing the He-Ro Common Stock will contain a legend with respect thereto as set forth in Section 2.5 above.


                                   ARTICLE IV
                        COMPANY COVENANTS AND AGREEMENTS

                  SECTION 4.1  COVENANTS AND AGREEMENTS OF HE-RO.

                           (a) Conduct of Business of He-Ro. (i) From the date
hereof through the Closing Date, He-Ro agrees:

                                    (A) To conduct its operations according to
the ordinary and usual course of the business consistent with past practice, to preserve intact its present business organization and structure, to use reasonable efforts to keep available the services of its officers, agents and full-time employees (except as otherwise provided herein), to use reasonable efforts to preserve and maintain the good will of the business and to use reasonable efforts to preserve its relationships with customers and suppliers, and others having business dealings with He-Ro;

                                    (B) Not take or permit to be taken any
action that could impair or in any way restrict or limit the use or availability of the NOL;

                                    (C) To maintain in the ordinary course of
business, consistent with past practice and in accordance with all Contracts, the He-Ro Real Property (except as required by Section 4.1(j) hereof), all equipment, the Inventory and other tangible property in their present repair, order and condition, subject to ordinary wear and tear and to the requirements of such Contracts;

                                    (D) Not to incur any Liability (other than
Liabilities incurred in the ordinary course of business, consistent with past practice, which are not in the aggregate material and those relating to the Contemplated Transactions), nor enter into any material Contract in the amount of $25,000 or more on an annual basis;

                                    (E) Not to undertake (nor permit to be
undertaken) any of the actions specified in Section 2.10;

                                    (F) Except as otherwise provided for herein,
not to pay, discharge or satisfy any material Claim or Liability, other than the payment, discharge or satisfaction in the ordinary course of business of Claims or Liabilities incurred in the ordinary course of business, consistent with past practice;

                                    (G) to fully comply with the He-Ro Leases
and immediately deliver to Nah-Nah copies of all notices regarding renewals, default and rental and other material obligations delivered or received thereunder or in connection therewith;

                                    (H) Not declare or pay any dividend or make
any other distribution to its stockholders;

                                    (I) Not amend its certificate of
incorporation or by- laws or comparable governing instruments; and

                                    (J) Not permit any He-Ro Insurance Policies
to be cancelled or terminated or any of the coverage thereunder to lapse unless replaced with substantially similar coverage.

                           (ii) From the date hereof through the Closing Date,
He-Ro agrees that it will use reasonable efforts to conduct its business in such a manner so that the representations and warranties of He-Ro and Rounick contained herein shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date.

                           (iii) From the date hereof through the Closing Date,
He-Ro agrees that it will consult with Nah-Nah prior to any renewal, amendment, extension (except extensions to the Senior Debt Agreement so long as any such extensions do not otherwise materially and adversely change any other terms of the Senior Debt Agreement or result in additional fees or expenses) or termination of, waiver of any material right under, or any failure to renew, any material Contract and will not take any such action if Nah-Nah objects thereto in writing. He-Ro understands and acknowledges that if Nah-Nah reasonably objects to any such actions and He-Ro nonetheless performs or permits the performance of any such action, Nah-Nah shall be entitled to terminate this Agreement at no expense to Nah-Nah or Han.

                           (b) Interim Financial Statements. From the date
hereof until the Closing Date, beginning with the month ended August 31, 1997, He-Ro will deliver to Nah-Nah within 15 days after the end of each month, a true, correct and complete flash sales and gross profit report and, within 45 days after the end of each month, true, correct and complete monthly financial information of He-Ro and its Subsidiaries, consistent with GAAP (which, together with the financial statements included in any of the Subsequent SEC Filings and the financial information delivered in accordance with Section 2.7(b), shall be referred to herein as the "He-Ro Interim Statements".) In addition, He-Ro shall provide Nah-Nah with such additional information reasonably requested by Nah-Nah.

                           (c) Filings and Authorizations. After the execution
and delivery of this Agreement, He-Ro shall timely file or supply, or cause to be filed or supplied, all notifications, reports and other information required to be filed or supplied pursuant to the Exchange Act and the rules and regulations of any exchange or bulletin board on which the He-Ro Common Stock is listed or traded in connection with the Contemplated Transactions, and shall make all such filings and notices which are required by Law to effectuate the consummation of the Contemplated Transactions. He-Ro shall cooperate with Nah-Nah in connection with such filings and furnish Nah-Nah with copies of such filings and any correspondence received from any Governmental Body in connection therewith. He-Ro, as promptly as practicable, shall make, or cause to be made, all filings and submissions under such Laws as are applicable to it or to its Affiliates, as may be required for them to consummate the Contemplated Transactions in accordance with the terms of this Agreement and shall furnish copies thereof prior to such filing and shall not make any such filing or submission to which Nah-Nah, reasonably objects in writing. All such filings shall comply in form and content in all material respects with applicable Law.

                           (d) Waiver. He-Ro shall file a request for the waiver
of the requirement to file in any report or other filing under the Exchange Act, the audited financial statements of Nah-Nah for each of the last two fiscal years, and use its best efforts to obtain such written waiver from the SEC, in form and substance reasonably satisfactory to Nah-Nah and He-Ro. Nah-Nah hereby agrees that the waiver requested in the letter from He-Ro's counsel to the SEC dated the date hereof, and the restrictions on registration set forth therein, are acceptable.

                           (e) Information Statement. Notwithstanding the
requirements of Section 4.1(c), He-Ro shall, as soon as practicable (and in any event prior to the Closing Date) in accordance with the rules and regulations under the Exchange Act, file with the SEC and transmit to all holders of record of Common Stock of He-Ro an information statement with respect to the Contemplated Transactions ("Information Statement"). Prior to filing or transmitting the Information Statement, He-Ro shall consult with Nah-Nah and afford Nah-Nah an opportunity to comment thereon and suggest changes thereto.

                           (f) Lock-Up Agreements with 5% and Certain Other
Holders; List. Prior to the Closing Date, He-Ro shall use its best efforts (without requiring the expenditure of substantial funds) to obtain an agreement similar in form and substance to the Rounick Lock-Up from each beneficial owner of 5% or more of the outstanding Common Stock of He-Ro (other than Rounick, who will be providing the Rounick LockUp pursuant to the provisions of Section 4A.1 below). Within five (5) days after the date hereof, He-Ro shall initiate the search for and diligently pursue obtaining a true and complete list of the beneficial owners of all of the Common Stock of He-Ro, including those shares held in street name by brokers, and the amount of stock held by such persons, and, to the extent so obtained, shall deliver such list to Nah-Nah prior to the Closing Date. Nah-Nah will cooperate and assist He-Ro in such efforts.

                           (g) Mesirow Report. He-Ro will have, prior to the
Schedule Delivery Date, obtained a preliminary oral report satisfactory to He-Ro and Nah-Nah, from Mesirow Financial Corp. ("Mesirow") with respect to an opinion regarding the fairness of the transactions contemplated herein among Han, Nah-Nah and He-Ro from a financial standpoint to the existing holders of He-Ro common stock, excluding Rounick as executrix of the Estate and individually, which opinion will be issued to He-Ro by Mesirow and delivered by He-Ro to Nah-Nah at the Closing.

                           (h) Estoppel Certificates. Prior to Closing, He-Ro
shall obtain estoppel certificates from the lessors and sublessors, as the case may be, of the He-Ro Leases with respect to those He-Ro Stores (the "Key Stores") for those locations set forth on Schedule 4.1(h), in each case in form and substance reasonably satisfactory to Nah-Nah (the "Lease Documents").

                           (i) Negotiations With Others. From and after the date
hereof unless and until this Agreement shall have terminated in accordance with its terms, He-Ro agrees that neither He-Ro, nor any of its Affiliates or any officer, director, employee, shareholder or other Representative of He-Ro or its Affiliates, will directly or indirectly (i) solicit, engage in discussions or engage in negotiations with any person (other than Nah-Nah or any of its Affiliates) with respect to an Acquisition Proposal; (ii) provide non-public information to any person (other than Nah-Nah or any of its Representatives) in connection with an Acquisition Proposal; or (iii) enter into any transaction with any person (other than Nah-Nah or any of its Affiliates) with respect to an Acquisition Proposal. Notwithstanding the foregoing, He-Ro's Board of Directors may, to the extent required in the exercise of the fiduciary duties of its Board of Directors under applicable law as advised by counsel, engage in or participate in negotiations concerning, and, in connection therewith, provide nonpublic information or data to and have any discussions relating to, an Acquisition Proposal. If He-Ro, any Affiliate or shareholder or Representative thereof receives any Acquisition Proposal, or any offer relating to an Acquisition Proposal, He-Ro will immediately notify Nah-Nah in writing as to the identity of the offeror or the party making any such proposal and the specific terms of such offer or proposal, and shall provide Nah-Nah with seven (7) business days from the date of Nah-Nah's receipt of such notification to match such Acquisition Proposal prior to any acceptance by He-Ro of an Acquisition Proposal. If this Agreement is not terminated as of or prior to the Schedule Delivery Date pursuant to
Section 1.4 hereof or otherwise, then, if He-Ro accepts any Acquisition Proposal on or after the Schedule Delivery Date, He-Ro shall immediately upon demand from Nah-Nah, pay to Nah-Nah an amount equal to Nah-Nah's and Han's fees and expenses incurred in connection with this Agreement and the Contemplated Transactions (including without limitation attorneys and accountants fees and expenses) and shall also pay to Nah-Nah upon the closing of such other transaction, 10% of the gross proceeds thereof or $300,000, whichever is less. The parties hereby acknowledge and agree that He-Ro and Rounick shall be jointly and severally liable for any amounts payable under this Section 4.1(i) and Section 4A.1(e) hereof and that any amounts paid under this Section 4.1(i) will be offset by any amounts paid under Section 4A.1(e) hereof.

                           (j) Lease Negotiations. From the date hereof, He-Ro
hereby agrees to use its best efforts, and to cause its officers and employees to use their best efforts, to enter into agreements on or before the Closing with the landlords for those He-Ro leases listed on Schedule 4.1(j) to reduce the rental obligations by the percentage set forth on said Schedule or to terminate such leases, as indicated on said Schedule, without penalties that are reasonably unacceptable to Nah-Nah and He-Ro. Nah-Nah shall cooperate and assist in such efforts.

                           (k) Structuring. He-Ro acknowledges that Nah-Nah may
prior to Closing propose an alternative structure for the Contemplated Transactions and agrees that, unless in the reasonable opinion of He-Ro such alternative adversely affects the rights and obligations of He-Ro or Rounick or such alternative structure results in a net expense to He-Ro, the parties at or prior to Closing shall enter into such amendments hereto or other instruments and documents as shall be required to effect such alternative structure.

                  SECTION 4.2 MUTUAL COVENANTS AND AGREEMENTS OF THE PARTIES.

                           (a) Notices of Certain Events. Prior to the Closing
Date, He-Ro and Nah-Nah shall promptly notify the other of:

                                    (i) any notice or other communication from
any person alleging that the consent of such person is or may be required in connection with the Contemplated Transactions;

                                    (ii) any notice or other communication from
any Governmental Body in connection with the Contemplated Transactions; and

                                    (iii) any event, condition or circumstance
occurring from the date hereof through the Closing Date that would constitute a violation or breach of or make untrue or incorrect any representation or warranty, whether made as of the date hereof or as of the Closing Date, or that would constitute a violation or breach of any covenant of any party contained in this Agreement.

                           (b) Corporate Examinations and Investigations. Prior
to the Closing Date, each of He-Ro and Nah-Nah agree that the other shall be entitled, through its directors, officers, Affiliates, employees, attorneys, accountants, representatives, lenders, consultants and other agents (collectively, "Representatives") to make such investigation of the business and operations of each other and each of their Subsidiaries, and such examination of the books, records and financial condition of each other and each of their Subsidiaries, as the other reasonably deems necessary. Any such investigation and examination shall be conducted at reasonable times, under reasonable circumstances and upon reasonable notice, and each party shall cooperate fully with the investigation of the other. In that connection, each party shall make available to the Representatives of the other, without however causing any unreasonable interruption in business operations, all such information and copies of such documents and records concerning the affairs of He-Ro, Nah-Nah or any Subsidiary, as the case may be, as such Representatives may reasonably request, shall permit the Representatives of each party access to the assets of the other and their respective Subsidiaries and all parts thereof and to the employees, customers, suppliers, and contractors of the other, and shall cause their respective Representatives to cooperate fully in connection with such review and examination. No investigation by a party shall diminish or obviate any of the representations, warranties, covenants or agreements of the other parties contained in this Agreement. This paragraph shall not be construed to permit any party to terminate this Agreement as a result of unsatisfactory due diligence in its discretion, unless such termination is expressly permitted elsewhere herein.

                           (c) Public Announcements. Prior to the Closing Date,
He-Ro and Nah-Nah will consult with each other before issuing any press release or otherwise making any public statement with respect to the Contemplated Transactions, and neither will issue any such press release or make any such public statement without the prior approval of the other, except as may be required by applicable Law in which event the other party shall have the right to review and comment upon (but not approve) any such press release or public statement prior to its issuance.

                           (d) Expenses. Except as otherwise specifically
provided in this Agreement, Nah-Nah and He-Ro shall bear their respective expenses, in each case, incurred in connection with the preparation, execution and performance of this Agreement and the Contemplated Transactions, including, without limitation, all fees and expenses of their respective Representatives.

                           (e) Certain Renewals. With respect to each Permit
which may expire prior to the Closing Date or within sixty days thereafter, each of He-Ro and Nah-Nah shall (i) timely file with the appropriate Governmental Bodies applications for renewal of each such Permit (the "Applications"), (ii) deliver to the other party true and complete copies of such Applications, (iii) diligently prosecute such Applications prior to Closing, and (iv) cooperate fully with all Governmental Bodies in the processing of such Applications.

                           (f) Efforts to Consummate. Subject to the terms and
conditions herein, each of He-Ro and Nah-Nah, without payment or further consideration, shall use its good faith efforts to take or cause to be taken all action and to do or cause to be done all things necessary, proper or advisable under applicable Laws, Permits and Orders to consummate and make effective, as soon as reasonably practicable, the Contemplated Transactions, including, but not limited to, the obtaining of all He-Ro Required Consents and Nah-Nah Required Consents and Permits or consents of any third party, whether private or governmental, required in connection with such party's performance of such transactions and each party hereto shall cooperate with the other in all of the foregoing.

                           (g) Rounick Debt Agreement. Han and Rounick shall
enter into the Rounick Debt Agreement, to close contemporaneously with the closing under this Agreement, pursuant to which Han will acquire the Rounick Debt for a purchase price of $500,000 cash payable at Closing, and Rounick shall retain the $1,000,000 Retained Rounick Debt on an unsecured basis to be restructured on terms acceptable to Rounick, Han and the Senior Lender or the replacement senior lender(s), as the case may be, pari passu with the Rounick Debt.

                           (h) Junior Bank Group Debt Purchase Agreement. Han
shall enter into the Junior Bank Group Debt Purchase Agreement with Marine Midland Bank, N.A., The Chase Manhattan Bank, the Hong Kong and Shanghai Banking Corporation Limited and ABN Amro Bank N.V. (collectively, the "Junior Bank Group"), subject to the approval of the Senior Lender (or alternative senior lender), to close contemporaneously with this Agreement, pursuant to which Han, or his designee, will acquire the Junior Debt for $1,125,000 cash paid at Closing and the surrender by the Junior Bank Group of their existing warrants to purchase Common Stock of He-Ro, as agreed to by Nah-Nah and the Junior Bank Group, in either case on terms acceptable to Han. He-Ro will cooperate and sign documents reasonably requested with respect thereto including a confirmation, a waiver of claims and UCC-3s and other documents to transfer the security interests.

                           (i) Intercreditor Agreement. He-Ro, Han and the
Senior Lender (or alternative senior lender) will enter into an intercreditor agreement to close contemporaneously with this Agreement (the "Intercreditor Agreement").

                           (j) Access After Closing. After the Closing and from
time to time, each party hereto shall permit the other parties and their Representatives to have access during regular business hours and upon reasonable notice, to inspect and copy agreements, records, books and other documents that are included in or relate to the assets or business of the other and identified with reasonable particularity, wherever located, for the purposes of (i) preparing Tax Returns and financial statements and responding to Tax audits, and
(ii) prosecuting or defending any Claim. Each party shall cooperate fully with the other party in connection with the foregoing. If, after the Closing, any party determines to destroy any agreements, records, books or documents referred to above, it will give to the other party at least two months' prior written notice thereof, and such other party shall have the right during such two-month period upon reasonable notice and during regular business hours to take possession of any such agreements, records, books or documents.

                           (k) Rounick Medical Coverage. He-Ro agrees that for a
period of three years after the Closing Date, He-Ro will continue Rounick's medical coverage, at He-Ro's expense, under whatever medical insurance He-Ro provides, from time to time, to its senior executives, provided that He-Ro shall be released from said obligation if Rounick breaches any of her representations, warranties, covenants or agreements in this Agreement or any Transaction Document in any material respect.

                  SECTION 4.3  COVENANTS AND AGREEMENTS OF NAH-NAH.

                           (a) Conduct of Business of Nah-Nah. (i) From the date
hereof through the Closing Date, Nah-Nah agrees:

                                    (A) To conduct its operations according to
the ordinary and usual course of the business consistent with past practice, to preserve intact its present business organization and structure, to use reasonable efforts to keep available the services of its officers, agents and full-time employees, to use reasonable efforts to preserve and maintain the good will of the business and to use reasonable efforts to preserve its relationships with customers and suppliers, and others having business dealings with Nah-Nah.

                                    (B) To maintain in the ordinary course of
business, consistent with past practice and in accordance with all Contracts, the Nah-Nah Real Property, all equipment, the Inventory and other tangible property in their present repair, order and condition, subject to ordinary wear and tear and to the requirements of such Contracts.

                                    (C) Not to incur any Liability (other than
Liabilities incurred in the ordinary course of business, consistent with past practice, which are not in the aggregate material and those relating to the Contemplated Transactions), nor enter into any material Contract, except that Nah-Nah or an Affiliate may consummate the lease for an outlet store in Secaucus, New Jersey currently under negotiation. Nah-Nah agrees to deliver a copy of said lease to He-Ro promptly after execution and delivery thereof.

                                    (D) Not to undertake (nor permit to be
undertaken) any of the actions specified in Section 3.10.

                                    (E) Except as otherwise provided for herein,
not to pay, discharge or satisfy any material Claim or Liability, other than the payment, discharge or satisfaction in the ordinary course of business of Claims or Liabilities incurred in the ordinary course of business, consistent with past practice.

                                    (F) To fully comply with the Nah-Nah Leases
and immediately deliver to He-Ro copies of all notices regarding renewals, default and rental and other obligations delivered or received thereunder or in connection therewith.

                                    (G) Not declare or pay any dividend or make
any other distribution to its stockholders.

                                    (H) Not amend its certificate of
incorporation or by-laws or comparable governing instruments.

                                    (I) Not permit any Nah-Nah Insurance
Policies to be cancelled or terminated or any of the coverage thereunder to lapse unless replaced with substantially similar coverage.

                           (ii) From the date hereof through the Closing Date,
Nah-Nah agrees that it will use reasonable efforts to conduct its business in such a manner so that the representations and warranties of Nah-Nah and Han contained herein shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date.

                           (iii) From the date hereof through the Closing Date,
Nah-Nah agrees that it will consult with He-Ro prior to any renewal, amendment, extension or termination of, waiver of any material right under, or any failure to renew, any material Contract and will not take any such action if He-Ro objects thereto in writing. Nah-Nah understands and acknowledges that if He-Ro reasonably objects to any such actions and Nah-Nah nonetheless performs or permits the performance of any such action, He-Ro shall be entitled to terminate this Agreement at no expense to He-Ro or Rounick.


                                   ARTICLE IVA
                       INDIVIDUAL COVENANTS AND AGREEMENTS

                  SECTION 4A.1 COVENANTS AND AGREEMENTS OF ROUNICK.

                  (a) Irrevocable Proxy. Contemporaneously with the Closing, Rounick and any persons other than Rounick, if any, having control over the voting or disposition of the Rounick Family Stock (as defined below) shall execute and deliver to Nah-Nah irrevocable proxies ("Irrevocable Proxies"), in the form set forth at Exhibit D hereto, granting to Han, or his designee, the right to vote the Rounick Family Stock in connection with all matters submitted to a vote of the stockholders of He-Ro, and shall contain such other terms and conditions as shall be reasonable and acceptable to Nah-Nah. The Irrevocable Proxies shall each have an initial term of three years from the Closing Date, provided that, if at the end of such initial three year period, Han does not own stock of He-Ro representing at least 55% of the issued and outstanding common stock of He-Ro, inclusive of all outstanding options and warrants to purchase common stock of He-Ro exercisable at the end of the initial three-year period, the Irrevocable Proxies shall continue for an additional three year period or until such time as Han owns of record common stock of He-Ro representing at least 55% of the issued and outstanding common stock of He-Ro, inclusive of all outstanding options and warrants to purchase common stock of He-Ro then currently exercisable, whichever is earlier (this period, together with the initial three-year period, shall be referred to herein as the "Voting Control Period"). After the expiration of the initial three years of the Voting Control Period (and subject to the restrictions set forth in this paragraph), Rounick may sell shares of the Rounick Family

Stock subject to Rule 144 of the Securities Act or in a privately negotiated, bona fide arms length transaction free and clear of the Irrevocable Proxy, provided that she first give written notice of any such proposed sale to Han; upon receipt of such notice, Han shall have five (5) business days to elect in writing to purchase the shares at Fair Market Value (or, in the event of a proposed privately negotiated bonafide arms length sale, at such other price as set forth in the offer received by Rounick (the "Offer Price")). If Han so elects to purchase, Han shall have an additional five (5) business days to consummate such purchase. If Han elects not to purchase or does not timely elect to purchase such shares, Rounick may during the next 60 day period sell such shares free and clear of the Irrevocable Proxy at Fair Market Value or at the Offer Price, as the case may be, and all remaining shares of Rounick Family Stock shall remain subject to the Irrevocable Proxy for the remainder of the Voting Control Period. If Rounick desires to make such sale after the expiration of the 60 days, she shall repeat the above process. Notwithstanding anything previously provided in this Section 4A.1(a), Rounick must retain during the Voting Control Period and subject to the Irrevocable Proxy that number of shares of Rounick Family Stock which, when added to the number of shares of common stock of He-Ro owned of record by Han, represents 55% of the issued and outstanding common stock of He-Ro, inclusive of all outstanding options and warrants to purchase common stock of He-Ro then currently exercisable.

                           (b) Rounick Lock-Up Agreement. Rounick hereby agrees
not to sell, transfer or dispose of any securities of He-Ro now or hereafter owned or controlled by her, (including stock of which she is voting trustee), her Affiliates and family members (including step family) (the "Rounick Family Stock") for a period of the lesser (i) three years after the Closing or (ii) until He-Ro's NOL carry forward has been utilized or lost in its entirety (the "Rounick Lock-Up"). Rounick further agrees to cancel, effective as of the Closing, any outstanding Stock Rights for securities of He-Ro which she may have. Prior to the Closing, Rounick shall submit to He-Ro's transfer agent the certificates representing the Rounick Family Stock with instructions directing the transfer agent to cancel such certificates and reissue certificates representing the Rounick Family Stock, each with a legend indicating that such shares are subject to an irrevocable proxy and a lock-up agreement restricting the transfer thereof, so that the new certificates with the appropriate legends are available for inspection at the Closing.

                           (c) Covenant Not to Compete. (i) Rounick hereby
agrees that from the date of the Closing and for a period of three (3) years from the date of the Closing, Rounick shall not directly or indirectly on her own behalf or on behalf of any other person: (A) own, manage, operate, control, be employed by, participate in, design for, license her name for, provide consulting services to, or be connected or associated in any manner with the ownership, management, operation, or control of any business or enterprise involved in the design, manufacture, sales or marketing of women's evening and special occasion wear (excluding advertising or marketing firms that perform advertising or marketing services for women's apparel); or (B) persuade or seek to persuade any supplier, customer, contractor, employee, agent or consultant or other person having business relations with He-Ro to cease such relationship.

                                    (ii) Rounick acknowledges and agrees that,
upon the Closing and her receipt of $500,000 for the purchase of the Rounick Debt and a promissory note evidencing the Retained Rounick Debt, as well her rights herein to continued medical coverage and a seat for herself or a designee on He-Ro's board of directors, she will have received adequate consideration in connection with the Contemplated Transactions in exchange for her agreement to the restrictive covenants set forth in this Section 4A.1(c) (the "Restrictive Covenants") and that the Restrictive Covenants are reasonable and valid in all respects. If any court of competent jurisdiction determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full force and effect, without regard to the invalid or unenforceable parts. Rounick acknowledges that in the event of a breach of the Restrictive Covenants, monetary damages may not be sufficient and that He-Ro and Nah-Nah shall be entitled to injunctive or such other relief as a court of competent jurisdiction may deem appropriate.

                           (d) NOL. Without limiting any other covenants and
provisions hereof, Rounick covenants and agrees that (i) until the earlier of
(x) the tenth day following the third anniversary of the Closing, (y) the utilization of the entire amount of the NOL, or (z) the termination of this Agreement pursuant to Article VII hereof, neither she nor her Affiliates (including but not limited to the Estate) will acquire, dispose of or transfer any shares of He-Ro Common Stock (or any Stock Rights to acquire, dispose of or transfer any shares of He-Ro Common Stock) that would result in any restriction or impairment of the use or availability of the NOL, including, but not limited to, a distribution by the Estate to its beneficiaries, unless such beneficiaries agree in writing to be bound by the provisions of this Section 4A.1(d) and such distribution does not restrict or impair the use or availability of the NOL, and
(ii) prior to the Closing, neither she nor her Affiliates will sell, pledge or otherwise dispose of shares of He-Ro Common Stock beneficially owned by Rounick (as defined in Rule 13d-3 promulgated under the Exchange Act) to any third person, enter into any proxy or voting arrangement with respect to any of such shares or vote such shares in any manner inconsistent with this Agreement or enter into any agreement with respect to any of the foregoing.

                           (e) Negotiations With Others. From and after the date
hereof unless and until this Agreement shall have terminated in accordance with its terms, Rounick agrees that neither Rounick, nor any of her Affiliates, will directly or indirectly (i) solicit, engage in discussions or engage in negotiations with any person (other than Nah-Nah or any of its Affiliates) with respect to an Acquisition Proposal; (ii) provide non-public information to any person (other than Nah-Nah or any of its Representatives) in connection with an Acquisition Proposal; or (iii) enter into any transaction with any person (other than Nah-Nah or any of its Affiliates) with respect to an Acquisition Proposal. Notwithstanding the foregoing, Rounick may, as a director of He-Ro, to the extent required in the exercise of her fiduciary duty under applicable law as advised by counsel, engage in or participate in negotiations concerning, and, in connection therewith, provide nonpublic information or data to and have any discussions relating to, an Acquisition Proposal. If Rounick or any of her Affiliates receives any Acquisition Proposal or any offer relating to an Acquisition Proposal, Rounick will immediately notify Nah-Nah in writing as to the identity of the offeror or the party making any such proposal and the specific terms of such offer or proposal, and shall provide Nah-Nah with seven
(7) business days from the date of Nah-Nah's receipt of such notification to match such Acquisition Proposal prior to any acceptance by Rounick of an Acquisition Proposal. If this Agreement is not terminated as of or prior to the Schedule Delivery Date pursuant to Section 1.4 hereof or otherwise, then, if Rounick accepts any Acquisition Proposal on or after the Schedule Delivery Date, Rounick shall immediately upon demand from Nah-Nah, pay to Nah-Nah an amount equal to Nah-Nah's and Han's fees and expenses incurred in connection with this Agreement and the Contemplated Transactions (including without limitation attorneys and accountants fees and expenses) and shall also pay to Nah-Nah upon the closing of such other transaction, 10% of the gross proceeds thereof or $300,000, whichever is less. The parties hereby acknowledge and agree that He-Ro and Rounick shall be jointly and severally liable for any amounts payable under this Section 4A.1(e) and Section 4.1(i) hereof, and that any amounts paid under this Section 4A.1(e) will be offset by any amounts paid under Section 4.1(i) hereof.

                           (f) Rounick Resignation. Rounick hereby resigns as
Chief Executive Officer and Chairman of the Board of He-Ro (provided that Rounick will retain her seat on He-Ro's Board of Directors).

                  SECTION 4A.2  COVENANTS AND AGREEMENTS OF HAN

                           (a) Deposit. Prior to or contemporaneously with the
Schedule Delivery Date, Han has delivered or will deliver a good faith deposit in the amount of $100,000 to an escrow account pursuant to an escrow agreement dated the date hereof, attached hereto as Exhibit A, among He-Ro, Han and Baer Marks & Upham, LLP as escrow agent (the "Escrow Agreement"). The Escrow Agreement shall provide that upon the Closing, the escrow deposit shall be applied to the purchase price of the Rounick Debt and delivered to Rounick in accordance with the Rounick Debt Agreement. If this Agreement is terminated prior to Closing, the escrow deposit will be returned to Han, or pursuant to
Section 7.3(iv) or (v) hereof, to He-Ro, as the case may be.

                           (b) Voting. From and after the Closing Date and until
the expiration of the Voting Control Period (or, if sooner, until Rounick dies or otherwise terminates this provision), Han hereby agrees to vote the He-Ro Common Stock and the Rounick Family Stock subject to the Irrevocable Proxies to retain Rounick (or her designee) as a director of He-Ro.


                                    ARTICLE V
                              CONDITIONS TO CLOSING

                  SECTION 5.1 CONDITIONS TO THE OBLIGATIONS OF THE PARTIES. The obligations of He-Ro and Nah-Nah to consummate the Contemplated Transactions are subject to the satisfaction of the following conditions:

                           (a) No Injunction. No provision of any applicable Law
and no Order shall prohibit the consummation of the Contemplated Transactions.

                           (b) No Proceeding or Litigation. No Claim instituted
by any person (other than Nah-Nah, He-Ro, Han or Rounick or their respective Affiliates) shall have been commenced or pending against Nah-Nah, He-Ro or any of their respective Affiliates, officers or directors which Claim seeks to restrain, prevent, change or delay in any material respect the Contemplated Transactions or seeks to challenge any of the material terms or provisions of this Agreement or seeks material damages in connection with any of such transactions.

                           (c) Fairness Opinion. He-Ro shall have delivered to
Nah-Nah at Closing a fairness opinion addressed to He-Ro from Mesirow regarding the Contemplated transactions contemplated hereby among Han, Nah-Nah and He-Ro satisfactory to Nah-Nah and He-Ro.

                           (d) Senior Debt. Nah-Nah shall have arranged for
He-Ro to have either (i) restructured the Senior Debt with the Senior Lender, on terms acceptable to Nah-Nah in its sole discretion, and delivered to Nah-Nah written evidence thereof, or (ii) entered into a financing agreement, with an alternative senior lender on terms acceptable to Nah-Nah in its sole discretion, and paid to the Senior Lender all amounts owing under the Senior Debt Agreement without penalty therefor and the Senior Lender shall have waived all notice requirements and released all collateral securing the payment of the Senior Debt, in either case on the terms and conditions set forth in the Financing Letter.

                           (e) Intercreditor Agreement. He-Ro, Han and the
Senior Lender (or alternative senior lender) shall have delivered the Intercreditor Agreement.

                           (f) SEC Waiver. He-Ro shall have obtained from the
SEC the written waiver described in Section 4.1(d) hereof. If the waiver has not been obtained or the waiver as obtained is not reasonably acceptable to Nah-Nah, the parties hereby agree to enter into good faith negotiations with respect to either complying with the SEC response to the waiver request or restructuring this Agreement and the Contemplated Transactions consistent with Section 4.1(k) above. Nah-Nah hereby agrees that the waiver requested in the letter from He-Ro's counsel to the SEC dated the date hereof, and the restrictions on registration set forth therein, are acceptable.

                  SECTION 5.2 CONDITIONS TO THE OBLIGATIONS OF HE-RO. All obligations of He-Ro hereunder are subject, at the option of He-Ro, to the fulfillment prior to or at the Closing of each of the following further conditions:

                           (a) Performance. Nah-Nah and Han shall have performed
and complied with all agreements, obligations and covenants required by this Agreement to be performed or complied with by it or him, as the case may be, at or prior to the Closing Date.

                           (b) Representations and Warranties. The respective
representations and warranties of Nah-Nah and Han contained in this Agreement, in any Schedule or Exhibit to this Agreement and in any certificate or other writing delivered by Nah-Nah pursuant hereto shall be true at and as of the Closing Date (except as to those representations and warranties that, by their terms, speak only as of a specific date) as if made at and as of such time.

                           (c) Required Consents. All Nah-Nah and Han Required
Consents shall have been obtained.

                           (d) Nah-Nah Common Stock. Han shall have delivered to
He-Ro one or more stock certificates representing the Nah-Nah Common Stock, together with duly executed stock powers in proper form to effect the transfer thereof.

                           (e) Purchase Price for Junior Debt. Han shall have
paid to the Junior Bank Group by wire transfer of immediately available funds an amount equal to $1,125,000 in full satisfaction of the purchase price for the Junior Debt in accordance with the Junior Bank Group Debt Purchase Agreement.

                           (f) Claims. There shall be no Claims threatened
against Nah-Nah or any Subsidiary as of the Closing Date that could reasonably be expected to have a material adverse effect on the Condition of the Business.

                           (g) Transfer to Nah-Nah of Certain Leasehold
Interests. Han shall transfer to Nah-Nah free and clear of all Liens his ownership interests in the entities controlled by Han that are the tenants of the Nah-Nah outlet stores including the store in the Riverhead, New York outlet center and the store currently under negotiation at the Secaucus, New Jersey outlet center.

                           (h) Closing Documentation. There shall have been
delivered to He-Ro the following:

                                    (i) A certificate, dated the Closing Date,
of the Chairman of the Board, the President or Chief Financial Officer of Nah-Nah confirming the matters set forth in Section 5.2(a) and (b) hereof;

                                    (ii) A certificate, dated the Closing Date,
of the Secretary or Assistant Secretary of Nah-Nah certifying, among other things, that attached or appended to such certificate (A) is a true and correct copy of the Certificate of Incorporation and all amendments if any thereto as of the date thereof of Nah-Nah and each Subsidiary; (B) is a true and correct copy of the By-laws, as amended, as of the date thereof of Nah-Nah and each Subsidiary; (C) is a true copy of all corporate actions taken by it, including resolutions of its board of directors authorizing the execution, delivery and performance of this Agreement, and each other Transaction Document to be delivered by such party pursuant hereto; and (D) are the names and signatures of its duly elected or appointed officers who are authorized to execute and deliver this Agreement and any certificate, document or other instrument in connection herewith;

                                    (iii) Evidence of the good standing and
corporate existence of Nah-Nah reasonably requested by He-Ro;

                                    (iv) A signed opinion of Nah-Nah's counsel,
dated the Closing Date and addressed to He-Ro, substantially in the form of opinion annexed as Exhibit B hereto; and

                                    (v) Copies of all Nah-Nah and Han Required
Consents.

                           (i) Junior Bank Agreements. There shall have been
delivered to He-Ro executed copies of the Junior Bank Group Debt Purchase Agreements.

                           (j) Rounick. Rounick shall have received from Han
$500,000 in consideration for the Rounick Debt and there shall have been delivered to Rounick a new promissory note for the Retained Rounick Debt pursuant to the Rounick Debt Agreement.

                  SECTION 5.3 CONDITIONS TO THE OBLIGATIONS OF NAH-NAH. All obligations of Nah-Nah hereunder are subject, at the option of Nah-Nah, to the fulfillment prior to or at the Closing of each of the following further conditions:

                           (a) Performance. He-Ro and Rounick shall have
performed and complied with all agreements, obligations and covenants required by this Agreement to be performed or complied with by it or her, as the case may be, at or prior to the Closing Date.

                           (b) Representations and Warranties. The respective
representations and warranties of He-Ro and Rounick contained in this Agreement, in any Schedule or Exhibit to this Agreement and in any certificate or other writing delivered by He-Ro pursuant hereto shall be true at and as of the Closing Date (except as to those representations and warranties that, by their terms, speak only as of a specific date) as if made at and as of such time.

                           (c) Required Consents. All He-Ro and Rounick Required
Consents shall have been obtained.

                           (d) He-Ro Common Stock. He-Ro shall have delivered to
Han a stock certificate representing the He-Ro Common Stock.

                           (e) Director and Officer Resignations. Unless
otherwise agreed to or requested by Nah-Nah, all current directors and officers of He-Ro and the Subsidiaries shall have resigned (other than Rounick or her designee as a director of He-Ro). All qualifying capital stock of any Subsidiary issued to any officers, directors or other parties shall be surrendered (with appropriate transfer documentation), to He-Ro and Rounick shall have agreed to elect persons designated by Nah-Nah to fill the resulting vacancies.

                           (f) Stockholder Approval. The Board of Directors and,
to the extent necessary, the stockholders of He-Ro, shall have approved and adopted, by the requisite vote and in accordance with applicable Law, this Agreement, the Transaction Documents and the Contemplated Transactions.

                           (g) Claims. There shall be no Claims threatened
against He-Ro or any Subsidiary as of the Closing Date that could reasonably be expected to have a material adverse effect on the Condition of the Business.

                           (h) SEC Reports; Information Statement. He-Ro shall
have filed with the SEC its quarterly report on Form 10-Q for the quarter ended August 31, 1997, and all other reports required to be filed with the SEC in connection with the Contemplated Transactions, including the Information Statement, and delivered the Information Statement to all holders of record of the Common Stock of He-Ro in accordance with the rules and regulations under the Exchange Act.

                           (i) Treasury Stock. All Common Stock of He-Ro held in
treasury shall have been cancelled and He-Ro shall have delivered to Nah-Nah evidence thereof.

                           (j) Durnard Shares. The Durnard Shares shall have
been cancelled via a corporate method reasonably acceptable to He-Ro and Nah-Nah and in accordance with applicable law.

                           (k) Closing Documentation. There shall have been
delivered to Nah-Nah the following:

                                    (i) A certificate dated the Closing Date, of
the Chairman of the Board, President or Chief Financial Officer of He-Ro confirming the matters set forth in Sections 5.3(a) and (b);

                                    (ii) A certificate, dated the Closing Date,
of the Secretary or Assistant Secretary of He-Ro certifying, among other things, that attached or appended to such certificate (A) is a true and correct copy of the Certificate of Incorporation and all amendments if any thereto as of the date thereof of He-Ro and each Subsidiary; (B) is a true and correct copy of the By-laws, as amended, as of the date thereof of He-Ro and each Subsidiary; (C) is a true copy of all corporate actions taken by it, including resolutions of its board of directors and shareholders authorizing the execution, delivery and performance of this Agreement, and each other Transaction Document to be delivered by such party pursuant hereto; and (D) are the names and signatures of its duly elected or appointed officers who are authorized to execute and deliver this Agreement and any certificate, document or other instrument in connection herewith;

                                    (iii) Evidence of the good standing and
corporate existence of He-Ro and each Subsidiary reasonably requested by Nah-Nah;

                                    (iv) A signed opinion of He-Ro's counsel,
dated the Closing Date, addressed to Nah-Nah, substantially in the form of opinion annexed as Exhibit C hereto; and

                                    (v) Copies of all He-Ro and Rounick Required
Consents and all Permits.

                           (l) Leases; Lease Documents. There shall have been
delivered to Nah-Nah certified, true and complete copies of the He-Ro Leases and all amendments and modifications thereof, and the Lease Documents for the Key Stores.

                           (m) Trademarks. There shall have been delivered to
Nah-Nah a true, complete and accurate schedule of all filings (domestic and foreign) that He-Ro or any Subsidiary will be required to perform within six months after the Closing in order to maintain He-Ro's Intellectual Property Rights.

                           (n) Compliance With Financing Agreement. He-Ro shall
be in compliance with or satisfy all reasonable customary and usual terms and conditions (not inconsistent with the terms of this Agreement) set forth in the Senior Debt financing agreement required to be delivered under Section 5.3(o)(vii).

                           (o) Agreements. There shall have been delivered to
Nah-Nah executed copies of the following agreements, in form and substance satisfactory to Nah-Nah:

                                    (i) All existing promissory notes evidencing
the Rounick Debt and all documents relating thereto;

                                    (ii) The Rounick Debt Agreement and the new
note issued to Han pursuant thereto;

                                    (iii) The Junior Bank Group Debt Purchase
Agreement and all documents to be delivered in connection therewith;

                                    (iv) The Irrevocable Proxies;

                                    (v) Lock-Up Agreements from the 5% and
certain other holders of the Common Stock of He-Ro if obtained under Section 4.1(h);

                                    (vi) A Registration Rights Agreement dated
the Closing Date, pursuant to which He-Ro shall agree to register the He-Ro Common Stock under the Securities Act on terms acceptable to Han (it being understood that the restrictions on registration as set forth in the letter from He-Ro's counsel to the SEC dated the date hereof are acceptable to Han); and

                                    (vii) Either, the agreement with the Senior
Lender consenting to the Contemplated Transactions and, if applicable, restructuring the Senior Debt, or the financing agreement with the alternative senior lender, in either case acceptable to Nah-Nah in its sole discretion.

                                   ARTICLE VI
                                 INDEMNIFICATION

                  SECTION 6.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Notwithstanding any right of Nah-Nah and He-Ro to fully investigate the affairs of each other and notwithstanding any knowledge of facts determined or determinable by either of them pursuant to such investigation or right of investigation, each has the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement, or listed or disclosed on any Schedule hereto or in any instrument delivered in connection with or pursuant to any of the foregoing. All such representations and warranties contained in this Agreement, on any Schedule hereto or in any instrument delivered in connection with or pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing hereunder for a period of 18 months after the Closing Date, (other than the representations and warranties in Sections 2.5, 2.7, 2.11, 2.12, 2.16, 2.18, 2.20, 2A.1, 2A.2, 3.5, 3.7, 3.11, 3.12, 3.16, 3.18, 3.20, 3A.1, 3A.2, 3A.3, and
3A.4, which shall terminate and expire upon expiration of the applicable statute of limitations).

                  SECTION 6.2 OBLIGATION OF HE-RO AND ROUNICK TO INDEMNIFY. (a) He-Ro agrees to indemnify, defend and hold harmless Nah-Nah and Han (and its respective directors, officers, employees, Affiliates, successors and assigns) from and against all Claims, losses, Liabilities, damages, deficiencies, judgments, settlements, costs of investigation or other expenses (including interest, penalties and reasonable attorneys' fees and disbursements and expenses incurred in enforcing this indemnification) (collectively, the "Losses") suffered or incurred by Nah-Nah or any of the foregoing persons or He-Ro arising out of (i) any breach of the representations and warranties of He-Ro contained in this Agreement or in the Schedules or any Transaction Document, (ii) any breach of the covenants and agreements of He-Ro contained in this Agreement or in the Schedules or any Transaction Document, (iii) any undisclosed Liabilities of He-Ro or any Subsidiary, or (iv) the Losses described on Schedule 6.2(a) hereto (collectively, the "JV Liabilities").

                           (b) Rounick agrees indemnify and hold harmless
Nah-Nah (and its directors, officers, employees, Affiliates or successors and assigns) and Han from and against any Losses suffered or incurred by any of the foregoing persons arising out of any breach of the representations or warranties of Rounick contained in this Agreement, the Schedule or any of the Transaction Documents.

                  SECTION 6.3 OBLIGATIONS OF NAH-NAH AND HAN TO INDEMNIFY. (a) Nah-Nah agrees to indemnify, defend and hold harmless He-Ro (and its respective directors, officers, employees, Affiliates or successors and assigns) from and against any Losses suffered or incurred by He-Ro or any of the foregoing persons arising out of (i) any breach of the representations and warranties of Nah-Nah contained in this Agreement or in the Schedules or any Transaction Document,
(ii) any breach of the covenants and agreements of Nah-Nah contained in this Agreement or in the Schedules of any Transaction Document, or (iii) any undisclosed Liabilities of Nah-Nah or any Subsidiary.

                           (b) Han agrees to indemnify, defend and hold harmless
He-Ro (and its directors, officers, employees, Affiliates or successors and assigns) from and against any Losses suffered or incurred by any of the foregoing persons arising out of any breach of the representations and warranties of Han contained in this Agreement, the Schedules or any of the Transaction Documents.

                  SECTION 6.4 NOTICE AND OPPORTUNITY TO DEFEND THIRD PARTY CLAIMS. (a) Promptly after receipt by any party hereto (the "Indemnitee") of notice of any demand, claim or circumstance which would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss, the Indemnitee shall give prompt notice thereof (the "Claims Notice") to the party or parties obligated to provide indemnification pursuant to Section 6.2 or 6.3 (collectively, the "Indemnifying Party"). The Claims Notice shall describe the Asserted Liability in reasonable detail and shall indicate the amount (estimated, if necessary, and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee.

                           (b) The Indemnifying Party may elect to defend, at
its own expense and with its own counsel, any Asserted Liability unless (i) the Asserted Liability seeks an Order, injunction or other equitable or declaratory relief against the Indemnitee or (ii) the Indemnitee shall have reasonably concluded that (x) there is a conflict of interest between the Indemnitee and the Indemnifying Party in the conduct of such defense or (y) the Indemnitee shall have one or more defenses not available to the Indemnifying Party. If the Indemnifying Party elects to defend such Asserted Liability, it shall within 30 days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the defense of such Asserted Liability. If the Indemnifying Party elects not to defend the Asserted Liability, is not permitted to defend the Asserted Liability by reason of the first sentence of this Section 6.4(b), fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement with respect to such Asserted Liability, the Indemnitee may pay, compromise or defend such Asserted Liability at the sole cost and expense of the Indemnifying Party. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim over the reasonable written objection of the other, provided that the Indemnitee may settle or compromise any claim as to which the Indemnifying Party has failed to notify the Indemnitee of its election under this Section 6.4(b) or as to which the Indemnifying Party is contesting its indemnification obligations hereunder. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the defense of any Asserted Liability. If the Indemnifying Party chooses to defend any Asserted Liability, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense. Any Losses of any Indemnitee for which indemnification is available hereunder shall be paid upon written demand therefor.

                  SECTION 6.5 LIMITS ON INDEMNIFICATION. (a) He-Ro shall not be liable to Nah-Nah (and its respective directors, officers, employees, Affiliates, successors and assigns) for any Losses arising under Section 6.2 above unless and until one or more Losses amounts to or exceeds $50,000 in the aggregate, in which case He-Ro, shall be liable for the full amount of such Losses in excess of said amount (the "He-Ro Stipulated Amount").

Notwithstanding the foregoing, any Losses in respect of the JV Liabilities shall be fully indemnifiable without regard to the provisions hereof relating to the He-Ro Stipulated Amount and, in the event He-Ro indemnifies Nah-Nah with respect to such Losses, the amount of such Losses shall not be included in the calculation of the He-Ro Stipulated Amount.

                           (b) Nah-Nah shall not be liable to He-Ro (and its
respective directors, officers, employees, Affiliates, successors and assigns) for any Losses arising under Section 6.3 above unless and until one or more Losses amounts to or exceeds $100,000 in the aggregate, in which case Nah-Nah shall be liable for the full amount of such Losses in excess of said amount.

                  SECTION 6.6 REMEDIES CUMULATIVE. Except as otherwise provided in this Agreement, the remedies provided herein shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any other remedies against the other party hereto, including rescission.


                                   ARTICLE VII
                        SPECIFIC PERFORMANCE; TERMINATION

                  SECTION 7.1 SPECIFIC PERFORMANCE. (a) He-Ro acknowledges and agrees that, if He-Ro fails to proceed with the Closing in any circumstance other than those described in clauses (a), (b), (d) (e) or (f) of Section 7.2 below, Nah-Nah will not have adequate remedies at law with respect to such breach and that, in such event, Nah-Nah shall be entitled, without the necessity or obligation of posting a bond or other security, to commence a suit in equity to obtain specific performance of He-Ro's obligations under this Agreement. He-Ro specifically affirms the appropriateness of such injunctive or other equitable relief in any such action.

                           (b) Nah-Nah acknowledges and agrees that, if Nah-Nah
fails to proceed with the Closing in any circumstance other than those described in clauses (a), (c), (d) or (e) of Section 7.2 below, He-Ro will not have adequate remedies at law with respect to such breach and that, in such event, He-Ro shall be entitled, without the necessity or obligation of posting a bond or other security, to commence a suit in equity to obtain specific performance of Nah-Nah's obligations under this Agreement. Nah-Nah specifically affirms the appropriateness of such injunctive or other equitable relief in any such action.

                  SECTION 7.2 TERMINATION. Except as otherwise set forth in
Section 1.4, this Agreement may be terminated and the Contemplated Transactions may be abandoned at any time prior to the Closing:

                           (a) By mutual written consent of He-Ro and Nah-Nah;

                           (b) By He-Ro if (i) there has been a material
misrepresentation or breach of warranty on the part of Nah-Nah or Han in the representations and warranties contained herein and such material misrepresentation or breach of warranty, if curable, is not cured within 10 days after written notice thereof from He-Ro; (ii) Nah-Nah or Han has committed a material breach of any covenant imposed upon it or him hereunder and fails to cure such breach within 10 days after written notice thereof from He-Ro; or (iii) any condition to He-Ro's obligations hereunder becomes incapable of fulfillment through no fault of He-Ro or Rounick and is not waived by He-Ro, provided that, on the date of termination, the conditions to Nah-Nah's obligations hereunder specified in Section 5.3 hereof shall have been satisfied and He-Ro shall be otherwise ready, willing and able to proceed with the Closing hereunder;

                           (c) By Nah-Nah, if (i) there has been a material
misrepresentation or breach of warranty on the part of He-Ro or Rounick in the representations and warranties contained herein and such material misrepresentation or breach of warranty, if curable, is not cured within 10 days after written notice thereof from Nah-Nah; (ii) He-Ro or Rounick has committed a material breach of any covenant imposed upon it or her hereunder and fails to cure such breach within 10 days after written notice thereof from Nah-Nah; or
(iii) any condition to Nah-Nah's obligations hereunder becomes incapable of fulfillment through no fault of Nah-Nah or Han and is not waived by Nah-Nah, provided that, on the date of termination, the conditions to He-Ro's obligations hereunder specified in Section 5.2 hereof shall have been satisfied, and Nah-Nah shall be otherwise ready, willing and able to proceed with the Closing hereunder;

                           (d) By He-Ro or by Nah-Nah, if there shall be any Law
that makes consummation of the Contemplated Transactions illegal or otherwise prohibited, or if any Order enjoining He-Ro or Nah-Nah from consummating the Contemplated Transactions is entered and such Order shall have become final and nonappealable;

                           (e) By either He-Ro or Nah-Nah if the Closing shall
not have occurred on or prior to December 20, 1997, provided that (i) if so terminated by He-Ro, the conditions specified in the proviso of Section 7.2(b) shall have been satisfied on the date of termination and He-Ro shall be then otherwise ready, willing and able to proceed with the Closing, or (ii) if so terminated by Nah-Nah, the conditions specified in the proviso of Section 7.2(c) shall have been satisfied on the date of termination and Nah-Nah shall be then otherwise ready, willing and able to proceed with the Closing; and

                           (f) By He-Ro pursuant to the provisions of said
Section 4.1(i) above.

                           (g) By Nah-Nah if any of the JV Liabilities are
asserted by a third party prior to Closing.

                  SECTION 7.3 EFFECT OF TERMINATION; RIGHT TO PROCEED. Subject to the provisions of Section 7.1 hereof, in the event that this Agreement shall be terminated pursuant to Section 7.2, all further obligations of the parties under the Agreement shall terminate without further liability of any party hereunder except (i) to the extent that a party has made a material misrepresentation hereunder or committed a breach of any material covenant and agreement imposed upon it hereunder; (ii) to the extent that any condition to a party's obligations hereunder became incapable of fulfillment because of the breach by a party of its obligations hereunder; (iii) that the agreements contained in Sections 4.1(i), 4.2(c) and 4.2(d) shall survive the termination hereof; (iv) He-Ro shall be entitled to receive the $100,000 good faith deposit as liquidated damages if Nah-Nah terminates the agreement other than in accordance with Section 7.2 hereof; and (v) if on the Schedule Delivery Date Nah-Nah elected under Section 1.4(b) hereof not to terminate this Agreement, He-Ro shall be entitled to receive the $100,000 good faith deposit as liquidated damages if Nah-Nah has not obtained a financing agreement with respect to the Senior Debt by the time the parties are otherwise ready to close and all other conditions to closing have either been satisfied or waived by Nah-Nah, provided no other grounds for termination by Nah-Nah are applicable under this Agreement, unless the basis for the failure to obtain such financing is that He-Ro is unable to satisfy any reasonable, customary and usual terms or conditions (not inconsistent with the terms of this Agreement) of the financing agreement. In the event that a condition precedent to its obligation is not met, nothing contained herein shall be deemed to require any party to terminate this Agreement, rather than to waive such condition precedent and proceed with the Contemplated Transactions.


                                  ARTICLE VIII
                                  MISCELLANEOUS

                  SECTION 8.1 NOTICES. (a) Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally by hand or by recognized overnight courier, telecopied or mailed (by registered or certified mail, postage prepaid) as follows:

(i)               If to Han or Nah-Nah, one copy to:

                                      Nah-Nah Collection, Inc.
                                      213 West 35th Street
                                      New York, New York 10001
                                      Telecopier: (212) 947-3195
                                      Attn: Hong J. Han

                                      with a copy to:

                                      Baer Marks & Upham LLP
                                      805 Third Avenue
                                      New York, New York 10022
                                      Telecopier: (212) 702-5941
                                      Attn: Jeffrey M. Cole, Esq.

(ii)          If to He-Ro, one copy to:           or, if to Rounick, one copy to

              The He-Ro Group, Ltd.               Della Rounick
              550 Seventh Avenue                  15 West 53rd Street
              New York, NY  10016                 New York, NY  10019
              Telecopier: (212) 757-9879
              Attn:  Della Rounick

                                   in either case, with a copy to:

                                   Lowenthal, Landau, Fischer
                                        & Bring, P.C.
                                   250 Park Avenue
                                   New York, NY  10177
                                   Telecopier: (212) 986-0604
                                   Attn: Martin R. Bring, Esq.

                           (b) Each such notice or other communication shall be
effective upon receipt or refusal. Any party by notice given in accordance with this Section 8.1 to the other party may designate another address (or telecopier number) or person for receipt of notices hereunder. Notices by a party may be given by counsel to such party.

                  SECTION 8.2 ENTIRE AGREEMENT. This Agreement (including the Schedules and Exhibits hereto) and the collateral agreements executed in connection with the consummation of the Contemplated Transactions contain the entire agreement among the parties with respect to the subject matter hereof and related transactions and supersede all prior agreements, written or oral, with respect thereto, except the confidentiality provisions set forth in the letter of intent between the parties dated August 27, 1997.

                  SECTION 8.3 WAIVERS AND AMENDMENTS; NON-CONTRACTUAL REMEDIES; PRESERVATION OF REMEDIES. This Agreement may be amended, superseded, cancelled, renewed or extended only by a written instrument signed by He-Ro, Nah-Nah, Rounick and Han. The provisions hereof may be waived in writing by the party to be charged therewith. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. Except as otherwise provided herein, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

                  SECTION 8.4 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflict of laws rules thereof.

                  SECTION 8.5 BINDING EFFECT; NO ASSIGNMENT. This Agreement and all of its provisions, rights and obligations shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs and legal representatives. This Agreement may not be assigned (including by operation of Law) by a party without the express written consent of Nah-Nah (in the case of assignment by He-Ro or Rounick) or He-Ro (in the case of assignment by Nah-Nah or Han) and any purported assignment, unless so consented to, shall be void and without effect.

                  SECTION 8.6 SEVERABILITY. If any provision of this Agreement for any reason shall be held to be illegal, invalid or unenforceable, such illegality shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such illegal, invalid or unenforceable provision had never been included herein.

                  SECTION 8.7 COUNTERPARTS. The Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories, including faxed signatures.

                  SECTION 8.8 THIRD PARTIES. Except as specifically set forth or referred to herein, nothing herein express or implied is intended or shall be construed to confer upon or give to any person other than the parties hereto and their permitted successors or assigns, any rights or remedies under or by reason of this Agreement or the Contemplated Transactions.

                  SECTION 8.9 FURTHER ASSURANCES. At any time and from time to time after the Closing Date, upon the request of either party, the other party will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged or delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney or assurances as may be reasonably requested for the better effecting of the Contemplated Transactions. He-Ro and Nah-Nah will each, respectively, bear their own costs and expenses incurred in compliance with its obligations under this Section 8.9.


                                   ARTICLE IX
                                   DEFINITIONS

                  SECTION 9.1 DEFINITIONS. (a) The following terms, as used herein (including any Schedules or Exhibits hereto), have the following meanings:

                  "Acquisition Proposal" shall mean any proposal for the acquisition of, or merger or other business combination involving He-Ro or the sale of any equity interest in, or the business or any assets of, He-Ro (except in the ordinary course), other than the transactions contemplated by this Agreement.

                  "Affiliate" of any person means any other person directly or indirectly through one or more intermediary persons, controlling, controlled by or under common control with such person.

                  "Agreement" or "this Agreement" shall mean, and the words "herein", "hereof" and "hereunder" and words of similar import shall refer to, this agreement as it from time to time may be amended.

                  The term "audit" or "audited" when used in regard to financial statements shall mean an examination of the financial statements by a firm of independent certified public accountants in accordance with generally accepted auditing standards for the purpose of expressing an opinion thereon.

                  "Certificate of Incorporation" shall mean, in the case of any corporation, the certificate of incorporation, articles of incorporation or charter of a corporation, howsoever denominated under the laws of the jurisdiction of its incorporation.

                  "Contract" shall mean any contract, agreement, indenture, note, bond, lease, conditional sale contract, mortgage, license, franchise, instrument, commitment or other binding arrangement, whether written or oral, and all modifications and amendments thereto and substitutions thereof.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  The term "control," with respect to any person, shall mean the power to direct the management and policies of such person, directly or indirectly, by or through stock ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other persons by or through stock ownership, agency or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Fair Market Value" shall mean, with respect to common stock of He-Ro quoted on the OTC Electronic Bulletin Board, the average of the bid and asked prices for the 20 consecutive trading days prior to the date of the notice of sale, and with respect to common stock of He-Ro traded on a national exchange or quoted on Nasdaq, the average closing sale price for the 20 consecutive trading days prior to the date of the notice of sale.

                  "GAAP" shall mean generally accepted accounting principles in effect on the date hereof as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States.

                  "Hazardous Substances" shall mean any dangerous, toxic, radioactive, caustic or otherwise hazardous material, pollutant, contaminant, chemical, waste or substance defined, listed or described as any of such in or governed by any Environmental Law, including but not limited to urea-formaldehyde, polychlorinated biphenyls, asbestos or asbestos-containing materials, radon, explosives, known carcinogens, petroleum and its derivatives, petroleum products, flammable materials, radioactive materials, controlled or toxic substances, any pollutant or contaminant, or any substance which might cause any injury to human health or safety or to the environment or might subject the owner or operator of the Real Property to any Regulatory Actions or Claims.

                  "He-Ro Leases" shall mean the lease agreements for the He-Ro Stores set forth on Schedule 2.11(a) as well as any other premises leased by He-Ro.

                  "He-Ro Stores" shall mean all of the retail outlets owned or operated by He-Ro.

                  "Intellectual Property Rights" shall mean all patents, trademarks (registered or unregistered), trade names, service marks, copyrights and applications therefor owned, used or filed by or licensed to He-Ro or Nah-Nah, as the case may be, or either of their Subsidiaries.

                  "Inventory" shall mean, as of any date, collectively, all inventories of women's apparel, merchandise, and other products owned by He-Ro or Nah-Nah, as the case may be, and held for resale or for distribution, together with packaging and samples thereof, owned by He-Ro or Nah-Nah, as the case may be, as of such date.

                  "IRS" shall mean the Internal Revenue Service.

                  "Liability" shall mean any direct or indirect indebtedness, liability, assessment, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, actual or potential, contingent or otherwise (including any liability under any guaranties, letters of credit, performance credits or with respect to insurance loss accruals).

                  "Lien" shall mean any mortgage, lien (including mechanics, warehousemen, laborers and landlords liens), claim, pledge, charge, security interest, preemptive right, right of first refusal, option, judgment, title defect, or encumbrance of any kind.

                  "Nah-Nah Leases" shall mean the lease agreements for the Nah-Nah Stores set forth on Schedule 3.11(a)_, as well as any other premises leased by Nah-Nah.

                  "Nah-Nah Stores" shall mean all of the retail outlets owned or operated by Nah-Nah.

                  "Permit" shall mean all of He-Ro's or Nah-Nah's, as the case may be, rights under all governmental licenses, certificates, permits and approvals relating to or necessary to the conduct of its business as of the Closing Date.

                  The term "person" shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity, including a government or political subdivision or an agency or instrumentality thereof.

                  "Regulatory Actions" shall mean any Claim, demand, action, suit, summons, citation, directive, investigation, litigation, inquiry, enforcement action, Lien, encumbrance, restriction, settlement, remediation, response, clean-up or closure arrangement or other remedial obligation or proceeding brought or instigated by any Governmental Body in connection with any environmental Law, including, without limitation, the listing of the Real Property on any list of contaminated or potentially contaminated sites or potential or verified Hazardous Waste sites under any environmental Law, civil, criminal and/or administrative proceedings, whether or not seeking costs, damages, penalties or expenses.

                  "Release" shall mean the intentional or unintentional, spilling, leaking, disposing, discharging or disturbance of, or emitting, depositing, injecting, leaching, escaping, or any other release or threatened release to or from, however defined, any Hazardous Substance in violation of any environmental Law.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Subsidiary" of He-Ro or Nah-Nah shall mean any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly, by He-Ro or Nah-Nah, as the case may be.

                  "Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") shall mean (i) any net income, gross income, gross receipts, sales, use, ad valorem, transfer, transfer gains, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, rent, recording, occupation, premium, real or personal property, intangibles, environmental or windfall profits tax, alternative or add-on minimum tax, customs duty or other tax, fee, duty, levy, impost, assessment or charge of any kind whatsoever (including but not limited to taxes assessed to real property and water and sewer rents relating thereto), together with any interest and any penalty, addition to tax or additional amount imposed by any Governmental Body (domestic or foreign) (a "Tax Authority") responsible for the imposition of any such tax, with respect to either He-Ro or Nah-Nah, as the case may be, and Seller, the business or the assets (or the transfer thereof) of each of them; (ii) any liability for the payment of any amount of the type described in the immediately preceding clause as a result of either He-Ro or Nah-Nah, as the case may be, being a member of an affiliated or combined group with any other corporation at any time on or prior to the Closing Date and (iii) any liability of either He-Ro or Nah-Nah, as the case may be, for the payment of any amounts of the type described in clause (i) above as a result of a contractual obligation to indemnify any other person.

                  "Tax Return" shall mean any return or report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to any Tax Authority.

                  "Transaction Documents" shall mean, collectively, this Agreement, and each of the other agreements and instruments to be executed and delivered by all or some of the parties hereto in connection with the consummation of the transactions contemplated hereby.

                           (b) The following terms are defined in the following
sections of this Agreement or Schedule:

         Term                                              Section
         ----                                              -------

         Applications                                      4.2(e)
         Claims                                            2.15
         Claims Notice                                     6.4(a)
         Closing                                           1.1
         Closing Date                                      1.3
         Condition of the Business                         2.10(a)
         Contemplated Transactions                         2.1
         Durnard                                           2.6(b)
         Durnard Shares                                    2.6(b)
         Escrow Agreement                                  4.3
         Estate                                            Recitals
         Financing Letter                                  1.4
         Governmental Bodies                               2.18
         GPL                                               Schedule 6.2(a)
         Han Required Consents                             3A.2
         He-Ro Common Stock                                Recital
         He-Ro Insurance Policies                          2.17
         He-Ro Interim Statements                          4.1(b)
         He-Ro Latest Balance Sheet                        2.8
         He-Ro Latest Balance Sheet Date                   2.8
         He-Ro Real Property                               2.11
         He-Ro Required Consents                           2.2
         Improvements                                      2.11(a)
         Inactive Subsidiaries                             2.3
         Indemnifying Party                                6.4(a)
         Indemnitee                                        6.4(a)
         Information Statement                             4.1(e)
         Intercreditor Agreement                           4.2(i)
         Irrevocable Proxy                                 4A.1(a)
         Junior Bank Group                                 4.2(h)
         Junior Bank Group Debt Purchase Agreement         Recital
         Junior Debt                                       Recital
         Junior Debt Agreement                             Recital
         JV Liabilities                                    6.2(a)
         Key Stores                                        4.1(h)
         Laws                                              2.18
         Lease Documents                                   4.1(i)

         Losses                                            6.2
         Nah-Nah Common Stock                              Recital
         Nah-Nah Financial Statements                      3.7
         Nah-Nah Insurance Policies                        2.17
         Nah-Nah Latest Balance Sheet                      3.8
         Nah-Nah Latest Balance Sheet Date                 3.8
         Nah-Nah Real Property                             3.11
         Nah-Nah Required Consents                         3.2
         NOL                                               2.7
         Offer Price                                       4A.1(a)
         Orders                                            2.18
         Projections                                       2.10
         Representatives                                   4.2
         Restrictive Covenants                             4A.1(c)
         Retained Rounick Debt                             Recital
         Rounick Debt                                      Recital
         Rounick Debt Agreement                            Recital
         Rounick Lock-Up                                   4A.1(b)
         Rounick Family Stock                              4A.1(b)
         Rounick Required Consents                         2A.2
         Schedule Delivery Date                            1.4
         SEC                                               2.7
         SEC Documents                                     2.7
         Senior Debt                                       Recital
         Senior Debt Agreement                             Recital
         Senior Lender                                     Recital
         Subsequent SEC Filings                            2.7
         Stock Rights                                      2.6
         Voting Control Period                             4A.1(a)

         SECTION 9.2 INTERPRETATION. Unless the context otherwise requires, the terms defined in Section 9.1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms defined herein. All accounting terms defined in Section 9.1, and those accounting terms used in this Agreement not defined in Section 9.1, except as otherwise expressly provided herein, shall have the meanings customarily given thereto in accordance with GAAP. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement as of the date set forth above.


                                   THE HE-RO GROUP, LTD.



                                   By: /s/ Sam Kaplan
                                       ----------------------------------------
                                       Name/Title: Chief Financial Officer


                                   /s/ Vasiliki Della Pasvantidou Rounick
                                   --------------------------------------------
                                   VASILIKI DELLA PASVANTIDOU ROUNICK
                                   (FOR THE LIMITED PURPOSES SET FORTH HEREIN)


                                   NAH-NAH COLLECTION, INC.



                                   By: /s/ Hong J. Han
                                       ----------------------------------------
                                       Name/Title: President



                                   /s/ Hong J. Han
                                   --------------------------------------------
                                   HONG J. HAN
                                   (FOR THE LIMITED PURPOSES SET FORTH HEREIN)

                                TABLE OF CONTENTS

                                                                                                                 Page
                                                                                                                 ----

ARTICLE I                 SALE AND PURCHASE; SCHEDULES...........................................................   2

         SECTION 1.1  Sale and Purchase of Nah-Nah Common Stock..................................................   2
         SECTION 1.2  Consideration..............................................................................   2
         SECTION 1.3  Closing....................................................................................   2
         SECTION 1.4  Final Schedules; Exhibits; Financing Letter................................................   2

ARTICLE II                REPRESENTATIONS AND WARRANTIES OF HERO.................................................   3

         SECTION 2.1  Authority Relative to this Agreement;
                                   Valid and Binding Agreement...................................................   3
         SECTION 2.2  No Conflicts; Consents.....................................................................   3
         SECTION 2.3  Corporate Existence and Power;
                                   Subsidiaries Officers and Directors...........................................   3
         SECTION 2.4  Charter Documents and Corporate Records....................................................   4
         SECTION 2.5  The HeRo Common Stock......................................................................   4
         SECTION 2.6  Authorized and Outstanding Stock...........................................................   5
         SECTION 2.7  SEC Reports; Financial Information.........................................................   6
         SECTION 2.8  Liabilities................................................................................   7
         SECTION 2.9  Inventory..................................................................................   7
         SECTION 2.10  Absence of Certain Changes................................................................   7
         SECTION 2.11  Real Property.............................................................................   8
         SECTION 2.12  Personal Property.........................................................................  10
         SECTION 2.13  Contracts.................................................................................  10
         SECTION 2.14  Intangible Property.......................................................................  10
         SECTION 2.15  Claims and Proceedings....................................................................  11
         SECTION 2.16  Tax Matters...............................................................................  11
         SECTION 2.17  Insurance.................................................................................  12
         SECTION 2.18  Compliance with Laws......................................................................  12
         SECTION 2.19  Permits...................................................................................  12
         SECTION 2.20  Environmental Matters.....................................................................  13
         SECTION 2.21  Finders; Fees.............................................................................  13
         SECTION 2.22  Supplier and Customers....................................................................  13
         SECTION 2.23  Investment Intention......................................................................  14
         SECTION 2.24  HeRo Receivables..........................................................................  14
         SECTION 2.25  Related Party Transactions................................................................  14

ARTICLE IIA               REPRESENTATIONS AND WARRANTIES OF ROUNICK..............................................  15

         SECTION 2A.1  Valid and Binding Agreement...............................................................  15
         SECTION 2A.2  No Conflicts; Consents....................................................................  15
         SECTION 2A.3  Stock Ownership...........................................................................  15

ARTICLE III                        REPRESENTATIONS AND WARRANTIES OF NAH-NAH..................................... 15

         SECTION 3.1  Authority Relative to this Agreement;
                                   Valid and Binding Agreement................................................... 15
         SECTION 3.2  No Conflicts; Consents..................................................................... 16
         SECTION 3.3  Corporate Existence and Power; Subsidiaries................................................ 16
         SECTION 3.4  Charter Documents and Corporate Records.................................................... 17
         SECTION 3.5  The Nah-Nah Common Stock................................................................... 17
         SECTION 3.6  Authorized and Outstanding Stock........................................................... 17
         SECTION 3.7  Financial Information...................................................................... 17
         SECTION 3.8  Liabilities................................................................................ 18
         SECTION 3.9  Inventory.................................................................................. 18
         SECTION 3.10  Absence of Certain Changes................................................................ 18
         SECTION 3.11  Real Property............................................................................. 19
         SECTION 3.12  Personal Property......................................................................... 20
         SECTION 3.13  Contracts................................................................................. 21
         SECTION 3.14  Intangible Property....................................................................... 21
         SECTION 3.15  Claims and Proceedings.................................................................... 21
         SECTION 3.16  Tax Matters............................................................................... 22
         SECTION 3.17  Insurance................................................................................. 23
         SECTION 3.18  Compliance with Laws...................................................................... 23
         SECTION 3.19  Permits................................................................................... 23
         SECTION 3.20  Environmental Matters..................................................................... 23
         SECTION 3.21  Finders; Fees............................................................................. 24
         SECTION 3.22  Supplier and Customers.................................................................... 24
         SECTION 3.23  Intentionally Omitted..................................................................... 24
         SECTION 3.24  Nah-Nah Receivables....................................................................... 24
         SECTION 3.25  Related Party Transactions................................................................ 25

ARTICLE IIIA              REPRESENTATIONS AND WARRANTIES OF HAN.................................................. 25

         SECTION 3A.1  Valid and Binding Agreement............................................................... 25
         SECTION 3A.2  No Conflicts; Consents.................................................................... 25
         SECTION 3A.3  Ownership of Nah-Nah Common Stock......................................................... 26
         SECTION 3A.4  Investment Intention...................................................................... 26
         SECTION 3A.5  Contracts; Leases......................................................................... 26

ARTICLE IV                COMPANY COVENANTS AND AGREEMENTS....................................................... 26

                   SECTION 4.1  Covenants and Agreements of HeRo................................................. 26
                   SECTION 4.2  Mutual Covenants and Agreements of the Parties................................... 30
                   SECTION 4.3  Covenants and Agreements of Nah-Nah.............................................. 33

ARTICLE IVA               INDIVIDUAL COVENANTS AND AGREEMENTS.................................................... 34

         SECTION 4A.1  Covenants and Agreements of Rounick....................................................... 34
         SECTION 4A.2  Covenants and Agreements of Han........................................................... 37

ARTICLE V                 CONDITIONS TO CLOSING.................................................................. 37

         SECTION 5.1  Conditions to the Obligations of the Parties............................................... 37
         SECTION 5.2  Conditions to the Obligations of HeRo...................................................... 38
         SECTION 5.3  Conditions to the Obligations of Nah-Nah................................................... 39

ARTICLE VI                INDEMNIFICATION........................................................................ 42

         SECTION 6.1  Survival of Representations and Warranties................................................. 42
         SECTION 6.2  Obligation of HeRo and Rounick to Indemnify................................................ 42
         SECTION 6.3  Obligations of Nah-Nah and Han to Indemnify................................................ 43
         SECTION 6.4  Notice and Opportunity to Defend Third Party Claims........................................ 43
         SECTION 6.5  Limits on Indemnification.................................................................. 44
         SECTION 6.6  Remedies Cumulative........................................................................ 44

ARTICLE VII               SPECIFIC PERFORMANCE; TERMINATION...................................................... 44

         SECTION 7.1  Specific Performance....................................................................... 44
         SECTION 7.2  Termination................................................................................ 45
         SECTION 7.3  Effect of Termination; Right to Proceed.................................................... 46

ARTICLE VIII              MISCELLANEOUS.......................................................................... 46

         SECTION 8.1  Notices.................................................................................... 46
         SECTION 8.2  Entire Agreement........................................................................... 47
         SECTION 8.3  Waivers and Amendments; NonContractual Remedies;
                                   Preservation of Remedies...................................................... 47
         SECTION 8.4  Governing Law.............................................................................. 48
         SECTION 8.5  Binding Effect; No Assignment.............................................................. 48
         SECTION 8.6  Severability............................................................................... 48
         SECTION 8.7  Counterparts............................................................................... 48
         SECTION 8.8  Third Parties.............................................................................. 48
         SECTION 8.9  Further Assurances......................................................................... 48

ARTICLE IX         DEFINITIONS................................................................................... 49

         SECTION 9.1  Definitions................................................................................ 49
         SECTION 9.2  Interpretation............................................................................. 53


EXHIBITS:

Exhibit A          Escrow Agreement
Exhibit B          Form of Opinion of Nah-Nah's counsel
Exhibit C          Form of Opinion of He-Ro's counsel
Exhibit D          Irrevocable Proxy

                                                                  Execution Copy


                            STOCK PURCHASE AGREEMENT
                                  BY AND AMONG
                              THE HE-RO GROUP, LTD.
                       VASILIKI DELLA PASVANTIDOU ROUNICK,
                            NAH-NAH COLLECTION, INC.
                                       AND
                                   HONG J. HAN





                                OCTOBER 16, 1997